UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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VISA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2017 Annual Meeting and

Proxy Statement

. .

Notice of 2017 Annual Meeting of Stockholders

Date and Time:	Tuesday, January 31, 2017 at 8:30 a.m. Pacific Time

Place:	Crowne Plaza Hotel, 1221 Chess Drive, Foster City, CA 94404

Items of Business:	1.	To elect the nine director nominees named in this proxy statement;

	2.	To approve, on an advisory basis, the compensation paid to our named executive officers;

	3.	To hold an advisory vote on the frequency of future advisory votes on executive compensation;

	4.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2017; and

	5.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The proxy statement more fully describes these proposals.

Record Date:	Holders of our Class A common stock at the close of business on December 2, 2016 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Holders of our Class A common stock will be entitled to vote on all proposals.

Proxy Voting:	Your vote is very important. Whether or not you plan to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card you received in the mail. You may revoke your proxy at any time before it is voted. Please refer to the “Voting and Meeting Information” section of the proxy statement for additional information.

On or about December 8, 2016, we expect to send to our stockholders of our Class A common stock (other than those Class A stockholders who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our proxy statement and our fiscal year 2016 Annual Report, and to vote through the Internet or by telephone.

Annual Meeting Admission:	If you wish to attend the Annual Meeting in person, you must reserve your seat by January 27, 2017 by contacting our Investor Relations Department at (650) 432-7644. Please refer to the “Voting and Meeting Information” section of the proxy statement for additional information.

By Order of the Board of Directors

Kelly Mahon Tullier

Executive Vice President, General

Counsel and Corporate Secretary

Foster City, California

December 8, 2016

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting of Stockholders to be held on January 31, 2017. The proxy statement and Visa’s Annual Report for fiscal year 2016 are available at http://investor.visa.com.

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PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

INFORMATION ABOUT OUR 2017 ANNUAL MEETING OF STOCKHOLDERS

Tuesday, January 31, 2017 at 8:30 a.m. Pacific Time
Crowne Plaza Hotel, 1221 Chess Drive, Foster City, CA 94404
Stockholders planning to attend the Annual Meeting in person must contact our Investor Relations Department at (650) 432-7644 by January 27, 2017 to reserve a seat at the Annual Meeting.
An audio webcast of the Annual Meeting will be available on the Investor Relations page of our website at http://investor.visa.com at 8:30 a.m. Pacific Time on January 31, 2017.
December 2, 2016

VOTING MATTERS

Proposals	Board Recommendation	Page Number for Additional Information
Election of nine directors	✓	24
Approval, on an advisory basis, of compensation paid to our named executive officers	✓	77
Vote on the frequency of future advisory votes on executive compensation	Annual	77
Ratification of the appointment of our independent registered public accounting firm	✓	78

CORPORATE GOVERNANCE HIGHLIGHTS

We are committed to corporate governance practices that promote long-term value and strengthen board and management accountability to our stockholders, customers and other stakeholders. Information regarding our corporate governance framework begins on page 6, which includes the following highlights:

Total number of director nominees	9	Commitment to board refreshment
Number of Independent Director nominees	8	Annual board, committee and director evaluations
Directors attended at least 75% of meetings	ALL	Regularly focus on director succession planning
Annual election of directors		Regular executive sessions of Independent Directors
Majority voting for directors		Risk oversight by full board and committees
Adopted proxy access		Stockholder outreach/engagement program
Separate Chairman and CEO		Stock ownership requirements for directors and executive officers
Chairman is Independent Director		Political Participation, Lobbying and Contributions Policy

Snapshot of 2017 Director Nominees

Our director nominees exhibit an effective mix of diversity, experience and perspective

		Director Since			Committee Memberships			Other Current Public Boards
Name	Age		Principal Occupation	Independent	ARC	CC	NGC
Lloyd A. Carney	54	2015	CEO, Brocade Communications					1
Mary B. Cranston	68	2007	Director					2
Francisco Javier Fernández–Carbajal	61	2007	Director General, Servicios Administrativos Contry SA de CV					3
Gary A. Hoffman	56	2016	CEO, Hastings Insurance Group					1
Alfred F. Kelly, Jr.	58	2014	CEO, Visa Inc.					1
Robert W. Matschullat	69	2007	Independent Chairman, Visa Inc.					2
Suzanne Nora Johnson	59	2007	Director					3
John A. C. Swainson	62	2007	Director					–
Maynard G. Webb, Jr.	61	2014	Founder, Webb Investment Network					2

ARC = Audit and Risk Committee         CC = Compensation Committee         NGC = Nominating & Corporate Governance Committee

= Member         = Chair

EXECUTIVE COMPENSATION HIGHLIGHTS

Highlights of Our Compensation Programs

WHAT WE DO:
Pay for Performance
Annual Say-on-Pay Vote
Clawback Policy
Short-Term and Long-Term Incentives/Measures
Independent Compensation Consultant
Stock Ownership Guidelines
Limited Perquisites and Related Tax Gross-Ups
Double-Trigger Severance Arrangements
Mitigate Inappropriate Risk Taking

WHAT WE DO NOT DO:
Gross-ups for Excise Taxes
Reprice Stock Options
Fixed Term Employment Agreements
Allow Hedging and Pledging of Visa Securities

Our Compensation Philosophy

We provide our NEOs with short- and long-term compensation opportunities that encourage increasing performance to enhance stockholders value while avoiding excessive risk-taking.

Principles of our Compensation Programs
Pay for Performance	The key principle of our compensation philosophy is pay for performance.
Alignment with Stockholders’ Interests	We reward performance that meets or exceeds the performance goals that the Compensation Committee establishes with the objective of increasing stockholder value.
Variation Based on Performance

We favor variable pay opportunities that are based on performance over fixed pay. The total compensation received by our named executive officers varies based on corporate and individual performance measured against annual and long-term goals.

We maintain compensation plans that tie a substantial portion of our named executive officers’ overall target annual compensation to the achievement of our corporate performance goals. The Compensation Committee employs multiple performance measures and strives to award an appropriate mix of annual and long-term equity incentives to avoid overweighting short-term objectives.

Key Elements of our Compensation Programs
CEO
Other NEOs
Compensation Mix
Salary 8%
Target Annual Incentive 19%
Target Long-term Incentive 73%
92% at risk
Salary 12%
Target Annual Incentive 17%
Target Long-term Incentive 71%
88% at risk
Annual Cash Incentive
Individual Performance 20%
Corporate Performance 80% (Net Income and Net Revenue Growth)
Individual Performance 30%
Corporate Performance 70% (Net Income and Net Revenue Growth)
Long Term Equity Incentive
Performance Shares 50%
Restricted Stock Units 25%
Stock Options 25%

COMPANY PERFORMANCE HIGHLIGHTS

During the fiscal year ended September 30, 2016, Visa delivered strong financial results, reflecting solid growth in revenue and adjusted earnings per share. Additionally, our Class A common stock price increased 19%. We also completed the acquisition of Visa Europe in June 2016 and raised $16 billion of debt in December 2015.

[1]

For further information regarding non-GAAP adjustments, including a reconciliation to GAAP, please see Item 7- “Management’s Discussion and Analysis of Financial Condition and Results of Operations – overview” in our 2016 Annual Report as filed on Form 10-K with the Securities and Exchange Commission on November 15, 2016.

[2]	Cumulative stock price appreciation plus dividends

CORPORATE GOVERNANCE

Our Board oversees the business of the Company to serve the long-term interests of our stockholders. Members of our Board are informed of our business through discussions with our Chief Executive Officer, President, Chief Financial Officer, General Counsel, Vice Chairman, Risk & Public Policy, Chief Risk Officer and other officers and employees, and by reviewing materials provided to them and participating in regular meetings of the Board and its committees.

The Board regularly monitors our corporate governance policies and profile to ensure we meet or exceed the requirements of applicable laws, regulations and rules, and the NYSE’s listing standards. We have instituted a variety of practices to foster and maintain responsible corporate governance, which are described in this section. To learn more about Visa’s corporate governance and to view our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers, and the charters of each of the Board’s committees, please visit the Investor Relations page of our website at http://investor.visa.com under “Corporate Governance.” Copies of these documents also are available in print free of charge by writing to our Corporate Secretary at Visa Inc., P.O. Box 193243, San Francisco, CA 94119.

Board Leadership Structure

In October 2016, the Board appointed Alfred F. Kelly, Jr. as Chief Executive Officer, effective December 1, 2016, replacing Charles W. Scharf, who resigned as Chief Executive Officer effective December 1, 2016. The Nominating and Corporate Governance Committee and the Board believe having the Chair and Chief Executive Officer in separate roles is the most appropriate leadership structure for the Company at this time, by allowing Mr. Kelly to focus on the day-to-day management of the business and on executing our strategic priorities, while allowing our independent Chair, Robert W. Matschullat, to focus on leading the Board, providing advice and counsel to Mr. Kelly and facilitating the Board’s independent oversight of management. The Nominating and Corporate Governance Committee will continue to periodically review the Board’s leadership structure and to exercise its discretion in recommending an appropriate and effective framework on a case-by-case basis, taking into consideration the needs of the Board and the Company at such time.

As our independent Chair, Mr. Matschullat’s duties and responsibilities include: presiding at meetings of the Board and calling, setting the agenda for and chairing periodic executive sessions of the independent directors; providing feedback to the Chief Executive Officer on corporate policies and strategies; acting as a liaison between the Board and the Chief Executive Officer; and facilitating one-on-one communication between directors, committee chairs, the Chief Executive Officer and other senior managers to keep abreast of their perspectives.

In addition to our independent Chair, the Board has three standing committees: the Audit and Risk Committee, chaired by Mary B. Cranston; the Compensation Committee, chaired by Suzanne Nora Johnson; and the Nominating and Corporate Governance Committee, chaired by John A.C. Swainson. In their capacities as independent committee chairs, Ms. Cranston, Ms. Nora Johnson and Mr. Swainson each have responsibilities that contribute to the Board’s oversight of management and facilitate communication among the Board and the Chief Executive Officer.

Independence of Directors

The NYSE’s listing standards and our Corporate Governance Guidelines provide that a majority of our Board and every member of the Audit and Risk, Compensation and Nominating and Corporate Governance committees must be “independent.” Our Certificate of Incorporation further requires that at least fifty-eight percent (58%) of our Board be independent. Under the NYSE’s listing standards, our Corporate Governance Guidelines and our Certificate of Incorporation, no director will be considered to be independent unless our Board affirmatively determines that such director has no direct or indirect material relationship with Visa or our management. Our Board reviews the independence of its members annually and has adopted guidelines to assist it in making its independence determinations.

In November 2016, with the assistance of legal counsel, our Board conducted its annual review of director independence and affirmatively determined that each of our non-employee directors (Lloyd A. Carney, Mary B. Cranston, Francisco Javier Fernández-Carbajal, Gary A. Hoffman, Suzanne Nora Johnson, Robert W. Matschullat, Cathy E. Minehan, David J. Pang, John A. C. Swainson and Maynard G. Webb, Jr.) is “independent” as that term is defined in the NYSE’s listing standards, our independence guidelines and our Certificate of Incorporation.

In making the determination that the directors listed above are independent, the Board considered relevant transactions, relationships and arrangements, including those specified in the NYSE listing standards and our independence guidelines, and determined that these relationships were not material relationships that would impair the director’s independence. In this regard, the Board considered that certain directors serve as directors of other companies with which the Company engages in ordinary-course-of-business transactions, and that, in accordance with our director independence guidelines, none of these relationships constitute material relationships that would impair the independence of these individuals. Discretionary contributions to certain charitable organizations with which some of our directors are affiliated also were considered, and the Board determined that the amounts contributed to each of these charitable organizations in any fiscal year were less than the greater of one million dollars or two percent of the organization’s consolidated gross revenues and otherwise created no material relationships that would impair the independence of those individuals.

Majority Vote Standard for Directors

Our Corporate Governance Guidelines require each incumbent director nominee to submit an irrevocable contingent resignation letter prior to the mailing of the proxy statement for an annual meeting at which the nominee’s candidacy will be considered. If the nominee does not receive a majority of the votes cast for his or her re-election, meaning that he or she does not have more votes cast FOR than AGAINST his or her re-election, the Nominating and Corporate Governance Committee will recommend to the Board that it accept the nominee’s contingent resignation, unless the Nominating and Corporate Governance Committee determines that acceptance of the resignation would not be in the best interest of the Company and its stockholders. The Board will decide whether to accept or reject the contingent resignation at its next regularly scheduled meeting, but in no event later than 120 days following certification of the election results. The Board will publicly disclose its decision and rationale.

Proxy Access

In October 2015, following the receipt of a stockholder proposal and input received from our stockholders, the Board amended the Company’s Bylaws to adopt proxy access bylaws that permit up to 20 stockholders owning 3% or more of our Class A common stock for a period of at least 3 years to nominate up to 20% of the Board and include these nominees in our proxy materials.

Executive Sessions of the Board of Directors

The non-employee, independent members of our Board and all committees of the Board generally meet in executive session without management present during their regularly scheduled in-person board and committee meetings, and on an as-needed basis during telephonic and special meetings. Robert W. Matschullat, our independent Chair, presides over executive sessions of the Board and the committee chairs, each of whom is independent, preside over executive sessions of the committees.

Board of Directors and Committee Evaluations

Our Board and each of our committees conduct an annual evaluation, which includes a qualitative assessment by each director of the performance of the Board and the committee or committees on which the director sits. The Board also conducts an annual peer review, which is designed to assess individual director performance. The evaluations and peer review are conducted via oral interviews by an independent, third party legal advisor selected by the Board, using as the basis for discussion a list of questions that are provided to each director in advance. The results of the evaluation and any recommendations for improvement are discussed with the Nominating and Corporate Governance Committee and the Board. The Nominating and Corporate Governance Committee oversees the evaluation process.

Management Succession Planning

Our Board believes that one of its primary responsibilities is to oversee the development and retention of executive talent and to ensure that an appropriate succession plan is in place for our Chief Executive Officer and other members of management. Each quarter, the Nominating and Corporate Governance Committee meets with our Executive Vice President, Human Resources and other executives to discuss management succession planning and to address potential vacancies in senior leadership. The Nominating and Corporate Governance Committee also annually reviews with the Board succession planning for our Chief Executive Officer.

Director Succession Planning and Board Refreshment

In addition to executive and management succession, the Nominating and Corporate Governance Committee regularly oversees and plans for director succession and refreshment of the Board to ensure a mix of skills, experience, tenure, and diversity that promote and support the Company’s long-term strategy. In doing so, the Nominating and Corporate Governance Committee takes into consideration the overall needs, composition and size of the Board, as well as the criteria adopted by the Board regarding director candidate qualifications, which were revised in 2016 and are described in the section entitled Corporate Governance – Nomination of Directors. Individuals identified by the Nominating and Corporate Governance Committee as qualified to become directors are then recommended to the Board for nomination or election.

Limitation on Other Board and Audit Committee Service

Our Corporate Governance Guidelines establish the following limits on our directors serving on outside publicly traded company boards and audit committees:

Director Category	Limit on publicly-traded board and committee service, including Visa

All directors	5 boards

Directors who are CEOs of a publicly-traded company	3 boards

Directors who serve on our Audit and Risk Committee	3 audit committees

The Nominating and Corporate Governance Committee may grant exceptions to the limits on a case-by-case basis after taking into consideration the facts and circumstances of the request. The Guidelines provide that prior to accepting an invitation to serve on the board or audit committee of another publicly-traded company, a director should advise the Chair of the Board and the Nominating and Corporate Governance Committee of the invitation so that the Board, through the Nominating and Corporate Governance Committee, has the opportunity to review the director’s ability to continue to fulfill his or her responsibilities as a member of the Company’s Board or Audit and Risk Committee. When reviewing such a request, the Nominating and Corporate Governance Committee may consider a number of factors, including the director’s other time commitments, record of attendance at board and committee meetings, potential conflicts of interest and other legal considerations, and the impact of the proposed directorship or audit committee service on the director’s availability.

The Board of Directors’ Role in Risk Oversight

Our Board recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities to Visa and its stockholders. While the Chief Executive Officer, Vice Chairman, Risk & Public Policy, Chief Risk Officer and other members of our senior leadership team are responsible for the day-to-day management of risk, our Board is responsible for ensuring that an appropriate culture of risk management exists within the Company and for setting the right “tone at the top,” overseeing our aggregate risk profile and monitoring how the Company addresses specific risks, such as strategic and competitive risks, financial risks, brand and reputation risks, legal risks, regulatory risks and operational risks.

The Board believes that its current leadership structure facilitates its oversight of risk by combining independent leadership, through the independent Chair of the Board, independent board committees and majority independent board composition, with an experienced Chief Executive Officer who is a member of the Board. Mr. Kelly’s industry experience and day-to-day management of the Company as our Chief Executive Officer enable him to identify and raise key business risks to the Board and focus the Board’s attention on areas of concern. The independent Chair, independent committee chairs and the other directors also are experienced professionals or executives, who are very knowledgeable about the Company and who can and do raise issues for the Board’s consideration and review. The Board believes there is a well-functioning and effective balance between the independent Chair, non-employee board members, the Chief Executive Officer and other members of management, which enhances the Board’s risk oversight.

The Board exercises its oversight responsibility for risk both directly and through its three standing committees. Throughout the year, the Board and each committee spend a portion of their time reviewing and discussing specific risk topics. The Board is kept informed of each committee’s risk oversight and related activities through regular oral reports from the committee chairs, and committee meeting minutes are available for review by all directors. On an annual basis, the Vice Chairman, Risk & Public Policy, Chief Risk Officer and other members of senior management report on our top risks and strategic risks, and the steps management has taken or will take to mitigate these risks and the Board is regularly provided with and discusses a top risks report, business and strategy reviews, a technology and operations dashboard, and an information security update. In addition, the General Counsel updates the Board regularly on material legal and regulatory matters. Written reports also are provided to and discussed by the Board regularly regarding recent business, legal, regulatory, competitive and other developments impacting the Company.

The Audit and Risk Committee is responsible for reviewing our enterprise risk framework and programs, as well as the manner by which management discusses our risk profile and risk exposures with the Board and its committees. The Audit and Risk Committee meets regularly with our Chief Financial Officer, General Counsel, Vice Chairman, Risk & Public Policy, Chief Risk Officer, Chief Auditor, Chief Compliance Officer, other members of senior management and our independent auditor to discuss our major financial risk exposures, financial reporting, internal controls, credit and liquidity risks, legal, regulatory and compliance risks, key operational risks, technology risks, including information security and cybersecurity, and the enterprise risk framework and programs. Other responsibilities include reviewing at least annually the overall implementation and effectiveness of our compliance and ethics program and our business continuity plan and test results. The Audit and Risk Committee also meets regularly in separate executive session with the Chief Financial Officer, General Counsel, Vice Chairman, Risk & Public Policy, Chief Auditor and our independent auditor, as well as with committee members only, to facilitate a full and candid discussion of risk and other issues.

The Compensation Committee is responsible for overseeing human capital and compensation risks, including evaluating and assessing risks arising from our compensation policies and practices for all employees and ensuring executive compensation is aligned with performance. The Compensation Committee is also charged with monitoring our incentive and equity-based compensation plans. For additional information regarding the Compensation Committee’s review of compensation-related risk, please see the section entitled Risk Assessment of Compensation Programs.

The Nominating and Corporate Governance Committee oversees risks related to our overall corporate governance, including board and committee composition, board size and structure, director independence, our corporate governance profile and ratings, and our corporate responsibility and political participation and contributions. The Nominating and Corporate Governance Committee is also actively engaged in overseeing risks associated with succession planning for the Board and senior management.

Codes of Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers, employees and contingent staff of the Company. Additionally, the Board has adopted a supplemental Code of Ethics for Senior Financial Officers, which applies to our Chief Executive Officer, Chief Financial Officer, Controller, General Counsel and other senior financial officers, whom we refer to collectively as senior officers. These Codes require the senior officers to engage in honest and ethical conduct in performing their duties, provide guidelines for the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, and provide mechanisms to report unethical conduct. Our senior officers are held accountable for their adherence to the Codes. If we amend or grant any waiver from a provision of our Codes, we will publicly disclose such amendment or waiver in accordance with and if required by applicable law, including by posting such amendment or waiver on our website at http://investor.visa.com or by filing a current report on Form 8-K with the SEC.

Stockholder Engagement

Our Board and management team value the opinions and feedback of our stockholders, and we are committed to ongoing engagement with our stockholders throughout the year. This year, we reached out to our top 50 investors, representing more than 50% of our outstanding Class A common stock, to discuss corporate governance matters. Some of the topics discussed during our engagement included board composition and refreshment, our executive compensation program and philosophy, proxy access, our acquisition of Visa Europe and corporate responsibility. A summary of the feedback we received was provided to the Board for review and consideration. Stockholders and other interested parties who wish to communicate with us on these or other matters may contact our Corporate Secretary electronically at corporatesecretary@visa.com or by mail at Visa Inc., P.O. Box 193243, San Francisco, CA 94119.

Communication with the Board of Directors

Our Board has adopted a process by which stockholders or other interested persons may communicate with the Board or any of its members. Stockholders and other interested parties may send communications in writing to any or all directors (including the Chair or the non-employee directors as a group) electronically to board@visa.com or by mail c/o our Corporate Secretary, Visa Inc., P.O. Box 193243, San Francisco, CA 94119. Communications that meet the procedural and substantive requirements of the process approved by the Board will be delivered to the specified member of the Board, non-employee directors as a group or all members of the Board, as applicable, on a periodic basis, which generally will be in advance of or at each regularly scheduled meeting of the Board. Communications of a more urgent nature will be referred to the General Counsel, who will determine whether it should be delivered more promptly. Additional information regarding the procedural and substantive requirements for communicating with our Board may be found on our website at http://investor.visa.com, under “Corporate Governance – Contact the Board.”

All communications involving accounting, internal accounting controls, and auditing matters, possible violations of, or non-compliance with, applicable legal and regulatory requirements or the Codes, or retaliatory acts against anyone who makes such a complaint or assists in the investigation of such a complaint, may be made via email to businessconduct@visa.com, through our Confidential Compliance Hotline at (888) 289-9322 within the United States or the AT&T International Toll-Free Dial codes available online at http://www.usa.att.com/traveler/access numbers/index.jsp outside of the United States, through our Confidential Online Compliance Hotline at https://visa.alertline.com, or by mail to Visa Inc., Business Conduct Office, P.O. Box 193243, San Francisco, CA 94119. All such communications will be handled in accordance with our Whistleblower Policy, a copy of which may be obtained by contacting our Corporate Secretary.

Attendance at Board, Committee and Annual Stockholder Meetings

Our Board and its committees meet throughout the year on a set schedule, hold special meetings as needed, and act by written consent from time to time. The Board met 17 times during fiscal year 2016. Each director attended at least 75% or more of the aggregate of: (i) the total number of meetings of the Board and independent directors held during the period in fiscal year 2016 for which he or she served as a director, and (ii) the total number of meetings held by all committees of the Board on which such director served during the period in fiscal year 2016 for which he or she served as a committee member. The total number of meetings held by each committee is listed below, under the heading Committees of the Board of Directors. It is our policy that all members of the Board should endeavor to attend annual meetings of stockholders at which directors are elected. All of our directors attended the 2016 Annual Meeting of Stockholders, with the exception of Mr. Hoffman, who joined the Board in June 2016.

Political Participation, Lobbying and Contributions Policy

In order to provide greater transparency to our stockholders regarding our political giving and to facilitate board-level oversight of our political participation, lobbying and contributions, the Nominating and Corporate Governance Committee of our Board has adopted and publicly disclosed a Political Participation, Lobbying and Contributions Policy. The Policy prohibits our directors, officers and employees from using Company resources to promote their personal political views, causes or candidates, and specifies that the Company will not directly or indirectly reimburse any personal political contributions or expenses. Directors, officers and employees also may not lobby government officials on the Company’s behalf absent the pre-approval of the Company’s Government Relations department. As such, our lobbying and political spending seek to promote the interests of the Company and its stockholders, and not the personal political preferences of our directors or executives.

Under the Policy, the Nominating and Corporate Governance Committee must pre-approve the use of corporate funds for political contributions, including contributions made to trade associations to support targeted political campaigns and contributions to organizations registered under Section 527 of the U.S. Internal Revenue Code to support political activities. The Policy also requires us to prepare and present to the Nominating and Corporate Governance Committee an annual report itemizing our political contributions and to disclose this report to the public. A copy of the report is available on our website at http://usa.visa.com/corporate-responsibility under “Operating Responsibly.”

The Policy further requires the Company to make reasonable efforts to obtain from U.S. trade associations whose annual membership dues exceed $25,000 the portion of such dues that are used for political contributions. This information must then be included in the annual contributions report prior to posting on our website. In addition, the Nominating and Corporate Governance Committee receives an annual report itemizing our lobbying expenditures, which must include information regarding any memberships in and payments to tax exempt organizations that write and endorse model legislation.

COMMITTEES OF THE BOARD OF DIRECTORS

The current standing committees of the Board are the Audit and Risk Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each of the standing committees operates pursuant to a written charter, which is available on the Investor Relations page of our website at http://investor.visa.com under “Corporate Governance – Committee Composition.”

Audit and Risk Committee

  Committee members:

  Mary B Cranston, Chair

  Lloyd A. Carney,

      Audit Committee Financial Expert

  Francisco Javier Fernández-Carbajal

  Gary A. Hoffman

  Cathy E. Minehan,

      Audit Committee Financial Expert

  Maynard G. Webb, Jr.

  Number of meetings in fiscal year
  2016: 7

Key Activities in 2016
•	Adopted a new amended and restated Audit and Risk Committee charter to improve readability and organization, and to clarify the Committee’s responsibilities and duties;
•

Monitored the integrity of our financial statements, our compliance with legal and regulatory requirements, our internal control over financial reporting and the performance of our internal audit function and KPMG, our independent registered public accounting firm;

•	Selected, approved the compensation of, and oversaw the work of KPMG. In addition, reviewed and approved additional fees and services related to the Visa Europe acquisition;

•

Reviewed and discussed with management the disclosures required to be included in our annual report on Form 10-K and our quarterly reports on Form 10-Q, including the Company’s significant accounting policies, and areas subject to significant judgement and estimates;

•	On a quarterly basis, reviewed audit results and findings prepared by internal audit;
•

Reviewed and recommended to the Board for approval our Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers. The Code of Business Conduct and Ethics was revamped this year to make it more reader-friendly, facilitate navigation throughout the Code and to help employees identify supplemental subject matter resources;

•

Monitored compliance with our Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers, and reviewed the implementation and effectiveness of the Company’s compliance and ethics program;

•	Reviewed and reapproved our Related Person Transactions Policy;
•

Reviewed and discussed with management the Company’s financial risks, top risks and other risk exposures and the steps taken to monitor and control those exposures, including our enterprise risk framework and programs;

•	Monitored the Company’s technology risks, including business continuity, information security and cybersecurity;
•	Reviewed and discussed the 2016 budget with management;
•	Reviewed and approved the 2016 Business Continuity Program, the 2016 internal audit plan and the Internal Audit Charter;
•

Reviewed and reapproved the Company’s Whistleblower Policy, procedures for the receipt, retention and treatment of complaints we receive including regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	Gary A. Hoffman joined the Board in June 2016 and joined the Audit and Risk Committee in July 2016.

Certain Relationships and Related Person Transactions

The Audit and Risk Committee has adopted a written Statement of Policy with Respect to Related Person Transactions, governing any transaction, arrangement or relationship between the Company and any related person where the aggregate amount involved will or may be expected to exceed $120,000 and any related person had, has or will have a direct or indirect material interest. Under the Policy, the Audit and Risk Committee reviews related person transactions and may approve or ratify them only if it is determined that they are in, or not inconsistent with, the best interests of the Company and its stockholders. When reviewing a related person transaction, the Audit and Risk Committee may take into consideration all of the relevant facts and circumstances available to it, including: (i) the material terms and conditions of the transaction or transactions; (ii) the related person’s relationship to Visa; (iii) the related person’s interest in the transaction, including their position or relationship with, or ownership of, any entity that is a party to or has an interest in the transaction; (iv) the approximate dollar value of the transaction; (v) the availability from other sources of comparable products or services; and (vi) an assessment of whether the transaction is on terms that are comparable to the terms available to us from an unrelated third party.

In the event we become aware of a related person transaction that was not previously approved or ratified under the Policy, the Audit and Risk Committee will evaluate all options available, including ratification, revision or termination of the related person transaction. The Policy is intended to augment and work in conjunction with our other policies that include code of conduct or conflict of interest provisions, including our Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers.

We engage in transactions, arrangements and relationships with many other entities, including financial institutions and professional organizations, in the ordinary course of our business. Some of our directors, executive officers, greater than five percent stockholders and their immediate family members, each a related person under the Policy, may be directors, officers, partners, employees or stockholders of these entities. We carry out transactions with these entities on customary terms, and, in many instances, our directors and executive officers may not be aware of them. To our knowledge, since the beginning of fiscal year 2016, no related person has had a material interest in any of our business transactions or relationships.

Report of the Audit and Risk Committee

The Committee, comprised of independent directors, is responsible for monitoring and overseeing Visa’s financial reporting process on behalf of the Board. The functions of the Committee are described in greater detail in the Audit and Risk Committee Charter, adopted by the Board, which may be found on the Company’s website at www.visa.com under “Corporate Governance – Committee Composition.” Visa’s management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements, and for the public reporting process. KPMG LLP, Visa’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America, and on the Company’s internal control over financial reporting.

In this context, the Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended September 30, 2016. In addition, the Committee has discussed with KPMG the matters required to be discussed by Auditing Standard No.16, as adopted by the Public Company Accounting Oversight Board (PCAOB).

The Committee also has received the written disclosures and the letter from KPMG required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the Committee has discussed the independence of KPMG with that firm. The Committee also has considered whether KPMG’s provision of non-audit services to the Company impairs the auditor’s independence, and concluded that KPMG is independent from the Committee and the Company’s management.

Based on the Committee’s review and discussions noted above, the Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016, for filing with the Securities and Exchange Commission.

Audit and Risk Committee of the Board of Directors

Mary B. Cranston (Chair)

Lloyd A. Carney

Francisco Javier Fernández-Carbajal

Gary A. Hoffman

Cathy E. Minehan

Maynard G. Webb, Jr.

Compensation Committee

Committee members: Suzanne Nora Johnson, Chair Alfred F. Kelly, Jr. (until October 17, 2016) David J. Pang John A. C. Swainson Number of meetings in fiscal year 2016: 8	Key Activities in 2016
	•	Reviewed the overall executive compensation philosophy for the Company;
	•	Reviewed and approved corporate goals and objectives relevant to our Chief Executive Officer’s and other named executive officers’ compensation, including annual performance objectives;
•

Evaluated the performance of our Chief Executive Officer and other named executive officers in light of the corporate goals and objectives and, based on such evaluation, determined, approved and reported to the Board the annual compensation of our Chief Executive Officer and other named executive officers, including salary, bonus, equity and other benefits;

	•	Reviewed and recommended to the independent members of the Board the form and amount of compensation of our directors;
	•	Oversaw administration and regulatory compliance with regard to the Company’s incentive and equity-based compensation plans, including Company tax deductibility;
	•	Reviewed the operations of the Company’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purposes;
•

Reviewed an annual compensation-risk assessment report and considered whether the Company’s compensation policies and practices contain incentives for executive officers and employees to take risks in performing their duties that are reasonably likely to have a material adverse effect on the Company;

	•	Reviewed the Company’s stock ownership guidelines for directors and named executive officers, as well as individual compliance;
	•	Reviewed and discussed with management the compensation disclosures required to be included in the Company’s annual filings;
•

Oversaw the Company’s submissions to a stockholder vote on executive compensation matters, including re-approval of our annual cash incentive and long-term equity incentive plans and the advisory vote on executive compensation (“Say-on-Pay”);

	•	Reviewed the results of stockholder votes on executive compensation matters and discussed with management the appropriate engagement with stockholders in response to the votes;
	•	Reviewed the appropriateness of the Company’s peer group and approved annual updates;
	•	Reviewed the Company’s programs and practices related to executive workforce diversity and the administration of executive compensation programs in a non-discriminatory manner; and
	•	Received and reviewed updates on regulatory and compensation trends.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, none of the members of the Compensation Committee (Suzanne Nora Johnson, Alfred F. Kelly, Jr., David J. Pang and John A. C. Swainson) was or had ever been one of our officers or employees. In addition, during the last fiscal year, none of our executive officers served as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving on our Board or Compensation Committee. Effective as of October 17, 2016, Alfred F. Kelly, Jr. ceased to serve on the Compensation Committee. He was appointed as our Chief Executive Officer effective December 1, 2016.

Risk Assessment of Compensation Programs

The Compensation Committee annually considers potential risks when reviewing and approving our compensation programs. We have designed our compensation programs, including our incentive compensation plans, with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. The following elements have been incorporated in our compensation programs for executive officers:

•

A Balanced Mix of Compensation Components – The target compensation mix for our executive officers is composed of salary, annual cash incentives and long-term equity incentives, representing a mix that is not overly weighted toward short-term cash incentives.

•

Multiple Performance Factors – Our incentive compensation plans use Company-wide metrics and individual performance goals, which encourage the achievement of objectives for the overall benefit of the Company. Annual cash incentive awards are dependent on multiple performance metrics including Net Income and Net Revenue Growth, both as adjusted for unusual or non-recurring items, as well as individual goals related to specific strategic or operational objectives.

•	Long-term Incentives – Our long-term incentives are equity-based and generally have a three-year vesting schedule to complement our annual cash based incentives.

•	Capped Incentive Awards – Annual incentive awards and performance share awards are capped at 200% of target.

•	Stock Ownership Guidelines – Our guidelines call for significant share ownership, which aligns the interests of our executive officers with the long-term interests of our stockholders.

•

Clawback Policy – Our Clawback Policy authorizes the Board to recoup past incentive compensation in the event of a material restatement of the Company’s financial results due to fraud, intentional misconduct or gross negligence of the executive officer.

Additionally, the Compensation Committee annually considers an assessment of compensation-related risks for all of our employees. Based on this assessment, the Compensation Committee concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on Visa. In making this determination, the Compensation Committee reviewed the key design elements of our compensation programs in relation to industry “best practices” as presented by Frederic W. Cook & Co. (FW Cook), the Compensation Committee’s independent compensation consultant, as well as the means of mitigating potential risks, such as through our internal controls and oversight by management and the Board. In addition, management completed an inventory of incentive programs below the executive level and reviewed the design of these incentives both internally and with FW Cook to conclude that such programs do not encourage excessive risk taking.

Compensation Committee Report The Compensation Committee has:
• reviewed and discussed the section entitled Compensation Discussion and Analysis with management; and

• based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this proxy statement.
COMPENSATION COMMITTEE Suzanne Nora Johnson (Chair) David J. Pang John A. C. Swainson

Nominating and Corporate Governance Committee

  Committee members:

  Suzanne Nora Johnson

  Alfred F. Kelly, Jr.

      (until October 17, 2016)

  David J. Pang

  John A. C. Swainson

      (Chair as of October 17, 2016)

  Maynard G. Webb, Jr.       (as of July 19, 2016)

  Number of meetings in fiscal

  year 2016: 5

Key Activities in 2016
•	Following a stockholder proposal and stockholder outreach, recommended that our Board amend our Bylaws to adopt proxy access, which the Board approved in October 2015;
•	Identified, selected and appointed a new director, Gary A. Hoffman, to serve as a member of the Board and the Audit and Risk Committee;
•	Revised the criteria used to identify individuals qualified to become our directors to better align with our current business needs and long-term strategy;
•	Discussed board composition in light of the revised director qualification criteria;

•	Reviewed and revised the Nominating and Corporate Governance Charter to include, among other things, oversight of corporate responsibility matters, which was approved by the Board;
•	Reviewed the Corporate Governance Guidelines and Board Communications Policy, which were approved by the Board;
•	Reaffirmed the Board’s categorical director independence standards, and reviewed the qualifications and determined the independence of the members of the Board and its committees;
•	Recommended to the Board changes to the Board’s committee composition, which resulted in
¡ Appointment of Maynard Webb to the Nominating and Corporate Governance Committee; and
¡ Appointment of Gary A. Hoffman to the Audit and Risk Committee;
•	Reviewed each director’s compliance with the requirements of the Corporate Governance Guidelines relating to service on other boards or audit committees of publicly-traded companies;
•	Reviewed succession plans for management, including the succession of the Chief Executive Officer in the event of an emergency or retirement;
•	Oversaw the annual evaluation of the Board, its committees and directors; and
•	Reviewed and approved the 2016 corporate political contribution plan, and oversaw the Company’s political contributions and lobbying activities as contemplated by such policies.

Nomination Process and Stockholder Proposed Candidates

The Nominating and Corporate Governance Committee considers and recommends candidates to the Board in accordance with its charter, our Certificate of Incorporation and Bylaws, our Corporate Governance Guidelines and the criteria adopted by the Board regarding director candidate qualifications. Candidates may come to the attention of the Nominating and Corporate Governance Committee from current directors, members of management, a professional search firm or a stockholder.

Stockholders may propose a director candidate to be considered for nomination by the Nominating and Corporate Governance Committee by providing the information specified in our Corporate Governance Guidelines to our Corporate Secretary within the timeframe specified for stockholder nominations of directors in our Bylaws. For additional information regarding the process for proposing director candidates to the Nominating and Corporate Governance Committee, please see our Corporate Governance Guidelines. Stockholders who wish to nominate a person for election as a director at an annual meeting of stockholders must follow the procedure described under the heading Other Information – Stockholder Nomination of Director Candidates and Other Stockholder Proposals for 2018 Annual Meeting on page 83 of this proxy statement. For additional information regarding this process, please see our Bylaws.

Criteria for Nomination to the Board of Directors and Diversity

The Nominating and Corporate Governance Committee applies the same standards in considering director candidates submitted by stockholders as it does in evaluating other candidates, including incumbent directors. The identification and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of the Board from time to time. As a result, there is no specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NYSE listing requirements and the provisions of our Certificate of Incorporation, Bylaws, Corporate Governance Guidelines and charters of the Board’s committees. When considering nominees, the Nominating and Corporate Governance Committee may take into consideration many factors, including a candidate’s:

•	Payments knowledge and experience;

•	Technology knowledge and experience;

•	Relevant senior leadership experience;

•	Experience serving on boards of large and complex public companies;

•	Financial expertise, including ability to serve as an audit committee financial expert;

•	Experience operating in and across a number of different global markets;

•	Marketing and brand experience across multiple channels;

•	Enterprise risk management experience;

•	Government or geopolitical expertise, including engaging with governments around the world at high levels; and

•	E-commerce and mobile commerce experience.

In addition to the above qualities, the Board, through the Nominating and Governance Committee, strives to have a board which reflects the diversity of all our key constituencies around the world (clients, customers, employees, business partners and stockholders). In assembling our Board, our objective is to have wide diversity in terms of business experiences, functional skills, gender, race, ethnicity, and cultural backgrounds.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

We compensate non-employee directors for their service on the Board with a combination of cash and equity awards, the amounts of which are commensurate with their role and involvement, and consistent with peer company practices. In setting director compensation, we consider the significant amount of time our directors expend in fulfilling their duties as well as the skill level required of members of our Board. We intend to compensate our non-employee directors in a way that is competitive, attracts and retains a high caliber of directors, and aligns their interests with those of our stockholders. Mr. Scharf, who was our Chief Executive Officer in fiscal year 2016, did not receive additional compensation for his service as a director.

The Compensation Committee, which is comprised solely of independent directors, has the primary responsibility for reviewing and considering any revisions to our director compensation program. The Compensation Committee undertook its annual review of the type and form of compensation paid to our non-employee directors in connection with their service on the Board and its committees for fiscal year 2016. The Compensation Committee considered the results of an independent analysis completed by FW Cook. As part of this analysis, FW Cook reviewed non-employee director compensation trends and data from companies comprising the same executive compensation peer group used by the Compensation Committee in connection with its review of executive compensation. After consultation with FW Cook based on this review process, the Compensation Committee made no changes to our non-employee directors’ compensation for fiscal year 2016.

Highlights of our Non-Employee Directors Compensation Program

Among the highlights of our program are:

•	no fees are paid for board meeting attendance;

•	there is an emphasis on equity in the overall compensation mix to further align interests with stockholders;

•	special roles (such as independent Chair and Committee Chairs) are fairly recognized for their additional time commitments;

•	annual restricted stock units are granted under a fixed-value formula with short-term vesting to support independence;

•	a robust stock ownership guideline of five times the annual board membership retainer supports alignment with stockholders’ interests; and

•	other benefits are limited (e.g., matching of charitable contributions).

Annual Retainers Paid in Cash

Each non-employee director receives an annual cash retainer for his or her service on the Board, as well as additional cash retainers if he or she serves as the independent Chair, on a committee or as the chair of a committee. The following table lists the cash retainer amounts in effect during fiscal year 2016.

Type of Retainer	Amount of Retainer
Annual Board Membership	$105,000
Independent Chair	$165,000
Audit and Risk Committee Membership	$20,000
Compensation Committee Membership	$10,000
Nominating and Corporate Governance Committee Membership	$10,000
Audit and Risk Committee Chair	$25,000 (in addition to member retainer)
Compensation Committee Chair	$20,000 (in addition to member retainer)
Nominating and Corporate Governance Committee Chair	$15,000 (in addition to member retainer)

U.S. based directors may defer the payment of all or a portion of the cash retainer payments. All cash retainers are paid in quarterly installments throughout the year unless a director elected to defer the payment. Directors are also reimbursed for customary expenses incurred while attending meetings of the Board and its committees.

Equity Compensation

Each non-employee director also receives an annual equity grant. In fiscal year 2016, a grant with a grant date value of $180,000 was awarded to each non-employee director on November 19, 2015. In the November following the date of a director’s election or appointment to the Board, the director receives a prorated initial grant based on the partial year of board service. Grants to all non-employee directors were made in the form of restricted stock units, which vest on the first anniversary of the grant dates, but may be accelerated upon completion of service on the Board or in other limited circumstances. Directors may elect to defer settlement of all or a portion of their equity grants.

Stock Ownership Guidelines

The stock ownership guidelines for our non-employee directors specify that each director should own shares of our common stock equal to five times the annual board membership retainer. Equity interests that count toward the satisfaction of the ownership guidelines include shares owned outright by the director, shares jointly owned and restricted shares and restricted stock units payable in shares. Directors have five years from the date they become a member of the Board to attain these ownership levels. Each non-employee director with at least five years of service on our Board currently meets or exceeds the ownership guidelines. We also have an insider trading policy which, among other things, prohibits directors from hedging the economic risk of their stock ownership or pledging their shares.

Charitable Matching Gift Program

Our non-employee directors may participate in our Board Charitable Matching Gift Program. Under this program, Visa will match contributions to eligible non-profit organizations, up to a maximum of $15,000 per director per calendar year.

Director Compensation Table for Fiscal Year 2016

The following tables provide information on the total compensation earned by each of our non-employee directors who served during fiscal year 2016.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)		All Other Compensation ($)(3)	Total ($)
Lloyd A. Carney	125,000	119,985	(4)	15,000	259,985
Mary B. Cranston	150,000	180,017		15,000	345,017
Francisco Javier Fernández-Carbajal	125,000	180,017		-	305,017
Gary A. Hoffman(5)	26,250	-		133,338	159,588
Alfred F. Kelly, Jr.	140,000	180,017		15,000	335,017
Robert W. Matschullat	270,000	180,017		-	450,017
Cathy E. Minehan	125,000	180,017		15,000	320,017
Suzanne Nora Johnson	145,000	180,017		15,000	340,017
David J. Pang	125,000	180,017		15,000	320,017
William S. Shanahan(6)	62,500	180,017		15,000	257,517
John A. C. Swainson	125,000	180,017		5,000	310,017
Maynard G. Webb, Jr.	125,000	180,017		-	305,017

(1)	Additional information describing these fees is included under the heading Fees Earned or Paid in Cash.

(2)

Represents the aggregate grant date fair value of the awards granted to each director computed in accordance with stock-based accounting rules (Financial Standards Accounting Board (“FASB”) ASC Topic 718). Assumptions used in the calculation of these amounts are included in Note 16 – Share-based Compensation to our fiscal year 2016 consolidated financial statements, which are included in our Annual Report on Form 10-K filed with the SEC on November 15, 2016. As of September 30, 2016, each non-employee director had 2,246 unvested restricted stock units outstanding, except for Lloyd A. Carney who had 1,497 unvested restricted stock units outstanding and Gary A. Hoffman who did not have any unvested restricted stock units.

(3)	Amounts include the matching contributions we made on behalf of our directors for fiscal year 2016 pursuant to our Board Charitable Matching Gift Program.

(4)	Mr. Carney received a prorated stock award based on the portion of the Board year he served as a Director.

(5)

Mr. Hoffman was appointed to the Board effective June 21, 2016. Accordingly, he received prorated compensation under the director compensation policies described above. The All Other Compensation reflects $133,338 in compensation during fiscal year 2016 in consideration for his services as a director of Visa Europe that were paid to Mr. Hoffman after the Company acquired Visa Europe on June 21, 2016, and does not include compensation for his service from October 1, 2015 through February 29, 2016. This amount was converted from the Great British Pound using the exchange rate on the last day of the fiscal year, September 30, 2016.

(6)	Mr. Shanahan did not stand for re-election as a member of the Board at the Company’s 2016 annual meeting of stockholders.

Fees Earned or Paid in Cash

The following table sets forth additional information with respect to the amounts reported in the “Fees Earned or Paid in Cash” column in the Director Compensation Table above for fiscal year 2016.

Name	Board Retainer ($)	Independent Chair Retainer ($)	Audit and Risk Committee Chair/ Member Retainer ($)	Compensation Committee Chair/ Member Retainer ($)	Nominating and Corporate Governance Committee Chair/ Member Retainer ($)
Lloyd A. Carney	105,000	-	20,000	-	-
Mary B. Cranston	105,000	-	45,000	-	-
Francisco Javier Fernández-Carbajal	105,000	-	20,000	-	-
Gary A. Hoffman(1)	26,250	-	-	-	-
Alfred F. Kelly, Jr.	105,000	-	-	10,000	25,000
Robert W. Matschullat	105,000	165,000	-	-	-
Cathy E. Minehan	105,000	-	20,000	-	-
Suzanne Nora Johnson	105,000	-	-	30,000	10,000
David J. Pang	105,000	-	-	10,000	10,000
William S. Shanahan(2)	52,500	-	10,000	-	-
John A. C. Swainson	105,000	-	-	10,000	10,000
Maynard G. Webb, Jr.	105,000	-	20,000	-	-

(1)

Mr. Hoffman was appointed to the Board effective June 21, 2016. The amounts shown reflect prorated fees Mr. Hoffman earned for service during the portion of the fiscal year 2016 during which he served as a director.

(2)

Mr. Shanahan did not stand for re-election as a member of the Board at the Company’s 2016 annual meeting of stockholders. The amounts shown reflect prorated fees Mr. Shanahan earned for service during the portion of the fiscal year 2016 during which he served as a director.

Fiscal Year 2017 Director Compensation

After consultation with FW Cook, and pursuant to the compensation review process described above, the Compensation Committee made certain changes to the non-employee director compensation program which will be effective for fiscal year 2017. The Compensation Committee considered FW Cook’s advice that the changes are consistent with our peer group. Specifically, the annual equity grant value to be awarded in fiscal year 2017 to our non-employee directors was increased to $185,000; the additional cash retainer for our independent Chair was increased to $185,000; and the additional cash retainer for the Chair of our Nominating and Corporate Governance Committee was increased to $20,000. Effective for fiscal year 2018, the annual equity grant will vest immediately upon grant. There have been no other changes to our non-employee director compensation program for fiscal year 2017.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board currently consists of eleven directors, nine of whom are nominated and standing for election at our Annual Meeting, including eight independent directors and our Chief Executive Officer. Each director is elected to serve a one-year term, with all directors subject to annual election. Cathy E. Minehan and David J. Pang, members of our Board since October 2007, are not standing for re-election. Accordingly, they are not included as nominees for election at the Annual Meeting. The Board thanks Ms. Minehan and Mr. Pang for their years of service to Visa. Effective as of the opening of the polls at our Annual Meeting, our authorized number of directors will be reduced to nine.

At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following nine persons to serve as directors for the term beginning at the Annual Meeting on January 31, 2017: Lloyd A. Carney, Mary B. Cranston, Francisco Javier Fernández-Carbajal, Gary A. Hoffman, Alfred F. Kelly, Jr., Robert W. Matschullat, Suzanne Nora Johnson, John A.C. Swainson and Maynard G. Webb, Jr. In June 2016, the Company completed its acquisition of Visa Europe. Mr. Hoffman, a director and Chairman of Visa Europe, was appointed to the Board in June 2016, at the recommendation of the Nominating and Corporate Governance Committee after its evaluation of Mr. Hoffman based on the key attributes, experience and skills described under “Director Nominations and Communications with Directors” above.

Unless proxy cards are otherwise marked, the persons named as proxies will vote all proxies FOR the election of each nominee named in this section. Proxies submitted to Visa cannot be voted at the Annual Meeting for nominees other than those nominees named in this proxy statement. However, if any director nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee designated by the Board. Alternatively, the Board may reduce the size of the Board. Each nominee has consented to serve as a director if elected, and the Board does not believe that any nominee will be unwilling or unable to serve if elected as a director. Each director will hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL

NOMINEES TO SERVE AS DIRECTORS.

DIRECTOR NOMINEE BIOGRAPHIES

The following is additional information about each of the director nominees as of the date of this proxy statement, including their professional background, director positions held currently or at any time during the last five years, and the specific qualifications, experience, attributes or skills that caused the Nominating and Corporate Governance Committee and our Board to determine that the nominee should serve as one of our directors.

Lloyd A. Carney Age: 54 Independent Director Since: June 2015 Board Committees: Audit and Risk Committee

Public Company Directorships:

(current) Brocade Communications Systems, Inc., Visa Inc.

(prior) Cypress Semiconductor Corporation, Micromuse, Inc. (Chairman)

Career Highlights:

•  CEO and director of Brocade Communications Systems, Inc., a global supplier of networking hardware and software since January 2013

•  CEO and director of Xsigo Systems, an information technology and hardware company, from 2008 to 2012

•  CEO and chairman of the board of Micromuse, Inc., a networking management software company, acquired by IBM, from 2003 to 2006

•  B.S. degree in Electrical Engineering Technology and an Honorary PhD from the Wentworth Institute of Technology, and a M.S. degree in Applied Business Management from Lesley College

Specific Qualifications, Experience, Attributes and Skills:

•  Held senior leadership roles at Juniper Networks, Inc., a networking equipment provider, Nortel Networks Inc., a former telecommunications and data networking equipment manufacturer and Bay Networks, Inc., a computer networking products manufacturer

•  As CEO for Brocade and prior to that multiple technology companies, he has extensive experience with information technology, strategic planning, finance and risk management

•  As a director of a number of public and private companies, he has experience with corporate governance, financial reporting and controls, risk management and business strategy and operations

Mary B. Cranston Age: 68 Independent Director Since: October 2007 Board Committees: Audit and Risk Committee

Public Company Directorships:

(current) Chemours Company, MyoKardia, Inc., Visa Inc.

(prior) Exponent, Inc., GrafTech International, Inc., International Rectifier Corporation, Juniper Networks, Inc.

Career Highlights:

•  Retired Senior Partner of Pillsbury Winthrop Shaw Pittman LLP, an international law firm

•  Chair and Chief Executive Officer of Pillsbury from January 1999 to April 2006; continued to serve as Chair of the firm until December 2006; Firm Senior Partner until January 2012

•  A.B. degree in Political Science from Stanford University, a J.D. degree from Stanford Law School and a M.A. degree in Educational Psychology from the University of California, Los Angeles

Specific Qualifications, Experience, Attributes and Skills:

•  Gained a broad understanding of the business and regulation of the financial services industry as well as of the management of a global enterprise through tenure at the Pillsbury law firm

•  Represented banks and financial institutions for over 30 years, and as CEO of the firm, regularly met with senior executives from banking clients, covering concerns and issues relevant to the financial services industry

•  Oversaw the opening of the firm’s offices in London, Singapore, Sydney and Hong Kong, and expanded the Tokyo office

•  Substantial expertise in complex antitrust, class action and securities law and was recognized by the National Law Journal in 2002 as one of the “100 Most Influential Lawyers in America”

•  Regularly reviewed corporate strategies and financial and operational risks as a director of other U.S. publicly-traded companies

•  Identified and managed legal risks for many Fortune 500 companies throughout her legal career, which has helped inform her service as Chair of the Audit and Risk Committee

•  Experience and background provide her with significant insight into the legal and regulatory issues facing Visa and its clients, as well as into the challenges of operating a diverse, multinational enterprise

Francisco Javier Fernández-Carbajal Age: 61 Independent Director Since: October 2007 Board Committees: Audit and Risk Committee

Public Company Directorships:

(current) ALFA S.A.B. de C.V., CEMEX S.A.B. de C.V., Fomento Economico Mexicano, S.A.B. de C.V., Visa Inc.

(prior) El Puerto de Liverpool, S.A.B. de C.V., Fresnillo, PL, Grupo Aeroportuario del Pacifico, S.A.B. de C.V., Grupo Bimbo, S.A.B. de C.V., Grupo Gigante, S.A.B. de C.V., Grupo Lamosa, S.A.B. de C.V., IXE Grupo Financiero S.A.B. de C.V.

Career Highlights:

•  Consultant for public and private investment transactions and wealth management advisor since January 2002

•  Director General of Servicios Administrativos Contry S.A. de C.V., a privately held company that provides central administrative and investment management services, since June 2005

•  CEO of the Corporate Development Division of Grupo Financiero BBVA Bancomer, S.A., a Mexico-based banking and financial services company that owns BBVA Bancomer, one of Mexico’s largest banks from July 2000 to January 2002; held other senior executive positions at Grupo Financiero BBVA Bancomer since joining in September 1991, serving as President from October 1999 to July 2000, and as Chief Financial Officer from October 1995 to October 1999

•  Degree in Mechanical and Electrical Engineering from the Instituto Tecnológico y de Estudios Superiores de Monterrey and an M.B.A. degree from Harvard Business School

Specific Qualifications, Experience, Attributes and Skills:

•  Substantial payment systems, financial services and leadership experience from his tenure with Grupo Financiero BBVA Bancomer, for which he served in a variety of senior executive roles, including Chief Executive Officer of the Corporate Development Division, Executive Vice President of Strategic Planning, Deputy President of Systems and Operations, Chief Information Officer, Deputy President, President and Chief Financial Officer

•  Background and career in the payments and financial services industry in Mexico enable him to bring global perspectives to the board and to provide relevant insights regarding Visa’s strategies, operations and management. In addition, he chaired the BBVA Bancomer’s Assets and Liabilities Committee, Credit Committee and Operational Risk Committee, which enhanced his understanding of risk management of large, complex organizations

•  As the Chief Financial Officer of a large publicly traded company, and through his board and committee membership with several large companies in Mexico, he has accumulated extensive experience in corporate finance and accounting, financial reporting and internal controls, which contributes to his service on our Audit and Risk Committee

Gary A. Hoffman Age: 56 Independent Director Since: June 2016 Board Committees: Audit and Risk Committee

Public Company Directorships:

(current) Hastings Group Holdings plc, Visa Inc.

(prior) Barclays Bank plc, Barclays plc, Northern Rock plc, NBNK plc

Career Highlights:

•  Chairman of Visa Europe since December 2010.

•  Chief Executive Officer of Hastings Insurance Group, a digitally focused UK general insurance provider, since November 2012.

•  Former Chief Executive Officer of NBNK Investments, an investment vehicle formed to establish personal and business retail banking in the UK, from May 2011 to December 2012.

•  Former Chief Executive Officer of Northern Rock plc, a British Bank, from October 2008 to November 2010.

•  Vice Chairman of Barclays plc 2006-2008, a British multinational banking and financial services company headquartered in London, having also been Chairman of UK Banking and Barclaycard at Barclays plc. following five years as Chief Executive of Barclaycard.

•  B.A. degree in Economics from Queens’ College, Cambridge University, and an Honorary PhD from the University of Northampton

Specific Qualifications, Experience, Attributes and Skills:

•  As a director on Visa Europe’s board for over 15 years, during his roles at Northern Rock and prior to that at Barclays, he has extensive experience and knowledge of our business and payments industry.

•  Extensive knowledge and experience in the payments and financial services industry in Europe and during his tenure as a director of Visa Europe overseeing the operation of a global enterprise within the European regulatory landscape.

•  As the current CEO of Hastings Group and former CEO of NBNK Investments and Northern Rock plc, he has substantial executive leadership, financial services and risk management experience.

Alfred F. Kelly, Jr. Age: 58 Director Since: January 2014 Board Committees:

Public Company Directorships:

(current) MetLife Inc., Visa Inc.

(prior) Affinion Group Holdings, Inc., Affinion Group, Inc.

Career Highlights:

•  Chief Executive Officer, Visa Inc. since December 2016

•  Chief Executive Officer and President of Intersection, a digital technology and media company, from March 2016 to October 2016

•  Management Advisor, TowerBrook Capital Partners L.P. from April 2015 to February 2016

•  President and Chief Executive Officer of the 2014 NY/NJ Super Bowl Host Company, the entity created to raise funds for and host Super Bowl XLVIII, from April 2011 to August 2014

•  Held senior positions at the American Express Company, a global financial services company, for 23 years, including serving as President from July 2007 to April 2010, Group President, Consumer, Small Business and Merchant Services from June 2005 to July 2007, and Group President, U.S. Consumer and Small Business Services from June 2000 to June 2005

•  Former head of information systems at the White House from 1985 to 1987

•  Held various positions in information systems and financial planning at PepsiCo Inc. from 1981 to 1985

•  B.A. degree in Computer and Information Science and a M.B.A. degree from Iona College

Specific Qualifications, Experience, Attributes and Skills:

•  As the President of American Express, he was responsible for the company’s global consumer businesses, including consumer and small business cards, customer service, global banking, prepaid products, consumer travel and risk and information management

•  Significant tenure and experience as a senior executive of a global financial services and payment card company provide him with a thorough understanding of our business and industry

•  Has experience in information technology and data management, both areas relevant to our business, from his service as the head of information systems of the White House and his roles at PepsiCo

•  Currently serves as Chairman of the Finance and Risk Committee and as a member of the Audit Committee of MetLife, and previously served as Chair of the Audit Committees of Affinion Group Holdings, Inc. and its wholly-owned subsidiary, Affinion Group, Inc., which enhanced his expertise in the areas of corporate finance, accounting, internal controls and procedures for financial reporting, risk management oversight and other audit committee functions

Robert W. Matschullat

Age: 69

Independent

Director Since:

October 2007

Board Committees:

Attends committee meetings in his capacity as independent Chair of the Board, but is not a committee member, is not counted for purposes of determining quorum for committee meetings and does not vote on committee matters.

Public Company Directorships:

(current) The Clorox Company, The Walt Disney Company, Visa Inc.

(prior) McKesson Corporation, Morgan Stanley & Co. Incorporated. The Seagram Company Limited

Career Highlights:

•  Independent Chair of our Board since April 2013

•  Independent Lead Director (November 2012 to July 2015); interim Chairman and interim Chief Executive Officer (March 2006 to October 2006); Presiding Director (January 2005 to March 2006), and Chairman of the board (January 2004 to January 2005) of the Clorox Company, a global consumer products company

•  Vice Chairman of the board of directors and Chief Financial Officer of The Seagram Company Limited, a global company with entertainment and beverage operations, from 1995 until 2000

•  Head of worldwide investment banking at Morgan Stanley & Co. Incorporated, a securities and investment firm, from 1991 to 1995

•  Served on the board of directors of Morgan Stanley from 1992 to 1995 and McKesson Corporation from 2002 to 2007

•  B.A. degree in Sociology from Stanford University and a M.B.A. degree from the Stanford Graduate School of Business

Specific Qualifications, Experience, Attributes and Skills:

•  Substantial executive leadership, financial services and risk management experience, having served as the head of worldwide investment banking and a director of Morgan Stanley, the Vice Chairman and Chief Financial Officer of Seagram, and the Chairman and interim Chief Executive Officer of Clorox

•  Was responsible for all finance, strategic planning, corporate communications, government, tax, accounting and internal auditing, mergers and acquisitions and risk management functions at Seagram

•  Currently serves as Chair of the Audit Committee of Disney, and also served as the chair of the Audit Committee of Clorox and as chair of the Finance Committee and a member of the Audit Committee of McKesson. These roles enhanced his expertise in the areas of corporate finance, accounting, internal controls and procedures for financial reporting, risk management oversight and other audit committee functions

•  Has experience managing complex, multinational operations from his tenure at Morgan Stanley, which operates in over 42 countries around the world, as well as Seagram and Clorox, whose products are sold in over 100 countries

Suzanne Nora Johnson Age: 59 Independent Director Since: October 2007 Board Committees: Compensation Committee Nominating and Corporate Governance Committee

Public Company Directorships:

(current) American International Group, Inc., Intuit Inc., Pfizer Inc., Visa Inc.

Career Highlights:

•  Vice Chairman of the Goldman Sachs Group, Inc., a bank holding company and a global investment banking, securities and investment management firm, from November 2004 until her retirement in January 2007

•  Served in various leadership roles at Goldman Sachs, including Chair of the Global Markets Institute, head of the Global Investment Research Division and head of the Global Healthcare Business; founded the firm’s Latin American business

•  B.A. degree in Economics, Philosophy/Religion and Political Science from the University of Southern California and a J.D. degree from Harvard Law School

Specific Qualifications, Experience, Attributes and Skills:

•  Extensive financial services, international and executive leadership experience from her 21-year tenure at Goldman Sachs. As Vice Chairman of the firm, as well as in her prior roles as Chair of the Global Markets Institute, head of the Global Investment Research Division and head of the firm’s Global Healthcare Business, she gained expertise in strategic and financial planning, risk oversight and multinational operations, which enables her to provide sound guidance and insight regarding Visa’s strategies and management

•  Significant financial experience from her work in investment banking and investment research, including a thorough understanding of financial statements, corporate finance, accounting and capital markets

•  Clerked for the United States Court of Appeals for the Fourth Circuit and practiced transactional and banking law at a pre-eminent national law firm, a background that provides her with insight into the laws and regulations that impact Visa

•  Her board and committee service for American International Group, Intuit and Pfizer similarly contribute to her strong understanding of corporate governance and the best practices of effective publicly-traded company boards

John A.C. Swainson Age: 62 Independent Director Since: October 2007 Board Committees: Compensation Committee Nominating and Corporate Governance Committee

Public Company Directorships:

(current) Visa Inc.

(prior) Assurant Inc., Broadcom Corporation, CA, Inc., Cadence Design Systems Inc.

Career Highlights:

•  President of the Software Group of Dell Inc., a global computer manufacturer and information technology solutions provider, from February 2012 to November 2016

•  Senior Advisor to Silver Lake Partners, a global private investment firm, from June 2010 to February 2012

•  Chief Executive Officer of CA, Inc. (now CA Technologies), an information technology management software company, from February 2005 to December 2009 and was President and a director of CA, Inc. from November 2004 to December 2009

•  Vice President of Worldwide Sales for the Software Group of International Business Machines Corporation (IBM), a globally integrated technology company, from July 2004 to November 2004

•  General Manager of the Application Integration Middleware division of IBM from 1997 to 2004

•  Bachelor of Applied Science degree in Engineering from the University of British Columbia

Specific Qualifications, Experience, Attributes and Skills:

•  Significant experience in the information technology industry, as well as in executive management, international operations, strategy, sales and marketing, from his tenure at Dell, CA and IBM

•  Responsible for leading Dell’s worldwide software businesses as the President of the Software Group, including software delivered as part of Dell’s hardware and services operations.

•  Oversaw the strategic direction and day-to-day operations as the Chief Executive Officer of CA, which is a multinational enterprise serving clients around the globe

•  Spent 26 years as a senior executive at IBM, including as Vice President of Worldwide Software Sales, where he oversaw sales for all IBM software products globally

•  Served as the General Manager of the Application Integration and Middleware Division, IBM’s largest software division, where he and his team developed, marketed and launched highly successful middleware products

•  Member of IBM’s Worldwide Management Council, strategy team and senior leadership team

•  Extensive executive experience from his roles at Dell, CA and IBM enables him to provide valuable insight into Visa’s product and growth strategies and other key aspects of the Company’s day-to-day business and management

•  Prior board and committee service for Cadence Design Systems Inc., Assurant Inc. and Broadcom Corporation broadened his exposure to new technologies, and provided him with expertise in the corporate governance of U.S. publicly-traded companies, which is relevant to his service on our Nominating and Corporate Governance Committee and Compensation Committee

Maynard G. Webb, Jr. Age: 61 Independent Director Since: January 2014 Board Committees: Audit and Risk Committee Nominating and Corporate Governance Committee (since July 2016)

Public Company Directorships:

(current) Yahoo! Inc., Salesforce.com. Inc., Visa Inc.

(prior) Extensity, Inc., Gartner, Inc., Hyperion Solutions Corporation, LiveOps, Inc., Niku Corporation

Career Highlights:

•  Founder of Webb Investment Network, an early stage investment firm, and a co-founder of Everwise Corporation, a provider of workplace mentoring solutions

•  Chairman of the Board of LiveOps Inc., a cloud-based call center, from 2008 to 2013 and was its Chief Executive Officer from December 2006 to July 2011

•  Chief Operating Officer of eBay, Inc., a global commerce and payments provider, from June 2002 to August 2006, and President of eBay Technologies from August 1999 to June 2002

•  Senior Vice President and Chief Information Officer at Gateway, Inc., a computer manufacturer, from July 1998 to August 1999

•  Vice President and Chief Information Officer at Bay Networks, Inc., a computer networking products manufacturer, from February 1995 to July 1998

•  Bachelor of Applied Arts degree from Florida Atlantic University

Specific Qualifications, Experience, Attributes and Skills:

•  Significant experience in developing, managing and leading high-growth technology companies, both from his roles as an investor and as a senior executive of LiveOps and eBay

•  Substantial leadership and operational experience, having served as the Chief Executive Officer of LiveOps, Chief Operating Officer of eBay, Inc., President of eBay Technologies, and as Chief Information Officer of Gateway and Bay Networks

•  His experience and expertise in engineering and information technology, as well as his prior and current service on the boards of several large, publicly traded technology companies, enable him to contribute to the board’s understanding and oversight of Visa’s management, operations, systems and strategies

BENEFICIAL OWNERSHIP OF EQUITY SECURITIES

Except where otherwise indicated, we believe that the stockholders named in the tables below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The following tables are based on 1,854,961,463 shares of Class A common stock outstanding as of December 2, 2016.

Directors and Executive Officers

The following table sets forth information known to the Company as of December 2, 2016 with respect to beneficial ownership of our Class A common stock by:

•	each member of the Board;

•	our named executive officers for fiscal year 2016; and

•	all current executive officers and directors of Visa as a group.

None of the directors, named executive officers, individually, or directors and current executive officers as a group, beneficially owned 1% or more of the total number of shares of our Class A common stock outstanding as of December 2, 2016.

Name of Beneficial Owner	Series A common stock		Shares Issuable Pursuant to Options Exercisable within 60 days of December 2, 2016	Total
Directors and Named Executive Officers:
Charles W. Scharf*	272,940		171,802	444,742
Cathy E. Minehan	125,858	(1)	—	77,858
Suzanne Nora Johnson	103,858		—	103,858
John A. C. Swainson	64,718		—	64,718
David J. Pang	61,612		—	61,612	(2)
Robert W. Matschullat	59,614		—	59,614	(2)
Mary B. Cranston	30,332		—	30,332	(2)
Francisco Javier Fernández-Carbajal	20,898		—	20,898
Alfred F. Kelly, Jr.	6,300		—	6,300	(2)
Lloyd A. Carney	1,497		—	1,497
Maynard G. Webb, Jr.	—		—	—	(2)
Gary A. Hoffman	—		—	—
Rajat Taneja	116,694		235,354	352,048
Vasant Prabhu	97,511		22,781	120,292
Ryan McInerney	61,652		218,664	280,316
Ellen Richey	46,202		174,873	221,075
All Directors and Executive Officers as a Group (19 persons)	1,375,798		1,276,003	2,603,801

*	Former director and officer.

(1)

Includes 32,000 shares of Class A common stock held by Ms. Minehan’s husband and 16,000 shares of Class A common stock held in trusts for the benefit of Ms. Minehan’s children and step-children. Ms. Minehan disclaims beneficial ownership of the shares held by her husband, her children and her step-children.

(2)

Total does not include the following number of shares deferred by each of our non-employee directors under the Visa Directors Amended and Restated Deferred Compensation Plan, as to which no voting or investment power currently exists: Pang (2,246), Matschullat (2,880), Cranston (5,126), Kelly (5,126) and Webb (5,126).

Principal Stockholders

The following table shows those persons known to the Company as of December 31, 2015 to be the beneficial owners of more than 5% of the Company’s Class A common stock. In furnishing the information below, the Company has relied on information filed with the SEC by the beneficial owners.

Name and Address of Beneficial Owner	Date of Schedule 13G Filing	Amount and Nature of Beneficial Ownership(1)	Percent of Class (%)
BlackRock Inc. 55 East 52nd Street New York, NY 10055	January 27, 2016	119,722,517	6.2
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	February 11, 2016	114,903,414	5.9
FMR LLC 245 Summer Street Boston, MA 02210	February 12, 2016	109,776,618	5.7

(1)

Beneficial Owner	Sole Power to Vote	Shared Power to Vote	Sole Power to Dispose	Shared Power to Dispose
BlackRock	99,581,971	73,813	119,648,704	73,813
Vanguard	3,635,063	195,200	111,047,375	3,856,039
FMR	9,595,197	–	109,776,618	–

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10 percent of our Class A common stock, to file initial reports of ownership and reports of changes in ownership of our Class A common stock and our other equity securities with the SEC, and to furnish copies of such reports to the Company. Based solely on our review of the reports provided to us and on representations received from our directors and executive officers, we believe that all of our executive officers, directors and persons who beneficially own more than 10 percent of our Class A common stock complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2016.

EXECUTIVE OFFICERS

Biographical data for each of our current executive officers is set forth below, excluding Mr. Kelly’s biography, which is included under the heading Director Nominee Biographies above.

Lynne Biggar Executive Vice President and Chief Marketing and Communications Officer Age: 54	Ryan McInerney President Age: 41

•  Joined Visa in February 2016

•  Former Executive Vice President – Consumer Marketing and Revenue for Time Inc. from November 2013 to January 2016

•  Held many senior positions at American Express Company from 1992 to 2013, most recently as Executive Vice President & General Manager – International Card Products and Experiences from January 2012 to November 2013, and Executive Vice President & General Manager – US Membership Rewards and Strategic Card Services in 2011

•  Member of the Board of Directors of Voya Financial, Inc.

•  Received her BA in international relations from Stanford University and an MBA from Columbia University

•  Joined Visa in May 2013

•  Responsible for leading Visa’s global client organization, whose market teams deliver the value of Visa to financial institutions, merchants, acquirers and account holders in more than 200 countries and territories

•  Also responsible for client support services, global product management, Visa Client Consulting and a new Merchant Solutions organization, which focuses on building and bringing to market new products and services to support Visa’s acquirer and merchant clients

•  Served as CEO of Consumer Banking for JPMorgan Chase, a business with more than 75,000 employees and revenues of approximately $14 billion; was responsible for a banking network serving 20 million customers in 23 states

•  Served as Chief Operating Officer for Home Lending and as Chief Risk Officer for Chase’s consumer businesses, overseeing all credit risk management in credit card, home lending, auto finance, education finance, consumer banking and business banking; also served as Chase’s head of Product and Marketing for Consumer Banking

•  Former Principal at McKinsey & Company in the firm’s retail banking and payments practices

•  Received a finance degree from the University of Notre Dame

Vasant M. Prabhu Executive Vice President and Chief Financial Officer Age: 56	Ellen Richey Vice Chairman, Risk and Public Policy Age: 67

•  Joined Visa in February 2015

•  Former Chief Financial Officer for NBCUniversal where he oversaw the company’s financial planning and operations and played a key role in NBCUniversal’s strategic business initiatives. Also managed the Operations and Technical Services division, which included NBCUniversal’s technical operations, physical plant, corporate services and information technology functions

•  Former Chief Financial Officer for Starwood Hotels & Resorts Worldwide, Inc.

•  Former Executive Vice President, Chief Financial Officer and President, E-Commerce for Safeway, Inc., the $35 billion supermarket retailer

•  Gained experience in the media sector as President of the Information and Media Group, The McGraw-Hill Companies, where he led a $1 billion division comprising Business Week, Broadcast television stations and Business Information Services

•  1992-1998: Held senior positions at PepsiCo, including Senior Vice President of Finance & Chief Financial Officer, PepsiCola International

•  Started his career at Booz, Allen & Hamilton, the management consulting firm, where he rose to become a Partner serving Media and Consumer companies

•  Member of the Board of Directors of Mattel, Inc.

•  Received his M.B.A. from the University of Chicago and a B.S. in Engineering from the Indian Institute of Technology

•  Joined Visa in 2007

•  Leads risk management at Visa, including enterprise risk, settlement risk and risks to the integrity of the broader payments ecosystem

•  Coordinates the company’s strategic policy initiatives and works with legislators, regulators and clients globally regarding payment system security and other issues of strategic importance to Visa

•  Leads crisis management at the executive level

•  Before assuming her current role in October 2014, Richey concurrently served as chief legal officer and chief enterprise risk officer and led the legal and compliance functions in addition to her risk management responsibilities

•  Former senior vice president of enterprise risk management and executive vice president of card services at Washington Mutual Inc.

•  Served as vice chairman of Providian Financial Corporation, where she had responsibility for the enterprise risk management, legal, corporate governance, government relations, corporate relations, compliance and audit functions

•  Former partner in the San Francisco law firm Farella, Braun & Martel, where she specialized in corporate, real estate and financial institution matters

•  Received a B.A. in Linguistics and Far Eastern Languages from Harvard University and a J.D. from Stanford Law School, and served as a law clerk for Associate Justice Lewis F. Powell, Jr. of the United States Supreme Court

William M. Sheedy Executive Vice President, Corporate Strategy, M&A, and Government Relations Age: 49	Rajat Taneja Executive Vice President, Technology Age: 52

•  Joined Visa in 1993

•  Responsible for charting the Company’s strategic direction and driving growth; expanding the Company’s relationships with governments and regulators globally; and leading critical initiatives and transactions with clients and partners around the world

•  Former Group President, Americas, and oversaw Visa’s business in North America, Central America, South America and the Caribbean, across nearly 50 countries; was responsible for issuer, merchant, acquirer and third-party processor relationships and led efforts to expand card issuance, merchant acceptance and usage of Visa-branded products and services across the Americas; also had responsibility for Visa’s core credit, debit, prepaid, commercial / small business, co-brand, CyberSource and merchant acceptance businesses

•  Served as President of the company’s North America region

•  Played a leadership role in managing Visa’s corporate restructuring that merged multiple regional Visa groups into a single global company, culminating in Visa’s successful initial public offering in 2008

•  Managed Visa’s U.S. pricing and economics strategies

•  Holds a B.S. from West Virginia University and an MBA from the University of Notre Dame

•  Joined Visa in November 2013

•  Responsible for the Company’s technology innovation and investment strategy, product engineering, global IT and operations infrastructure

•  October 2011 – November 2013: Executive Vice President and Chief Technology Officer of Electronic Arts Inc., responsible for platform engineering, data center operations and IT supporting the company’s global customer base

•  1996 – 2011: Worked at Microsoft Corporation, including most recently as the Corporate Vice President, Commerce Division, in 2011 and the General Manager and Corporate Vice President, Online Services Division, from 2007 to 2011

•  Holds a B.E. in Electrical Engineering from Jadavpur University and an MBA from Washington State University

•  Currently on the Board of Directors for Ellie Mae, Inc.

Kelly Mahon Tullier Executive Vice President, General Counsel and Corporate Secretary Age: 50

•  Joined Visa in June 2014

•  Leads the global legal and compliance functions for Visa

•  Served as Senior Vice President and Deputy General Counsel at PepsiCo, Inc., and managed the global legal teams supporting the business around the world, as well as centralized teams responsible for mergers and acquisitions, intellectual property, regulatory, litigation and procurement legal matters; also served as Senior Vice President and General Counsel for PepsiCo’s Asia Pacific, Middle East and Africa division, based in Dubai

•  Former Vice President and General Counsel for Frito-Lay, Inc., with responsibility for a wide range of legal, policy and compliance issues

•  Former associate at Baker Botts LLP and also served as a law clerk for the Honorable Sidney A. Fitzwater, U.S. District Court, Northern District of Texas

•  Received her B.A. from Louisiana State University and her J.D., magna cum laude, from Cornell Law School

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis describes our executive compensation philosophy and programs, and compensation decisions made under those programs for our named executive officers or NEOs for fiscal year 2016, who are listed below.

Name	Title
Charles W. Scharf	Chief Executive Officer(1)
Vasant M. Prabhu	Executive Vice President and Chief Financial Officer
Ryan McInerney	President
Rajat Taneja	Executive Vice President, Technology
Ellen Richey	Vice Chairman, Risk and Public Policy

(1)	Mr. Scharf resigned from his employment with the Company effective as of December 1, 2016.

The following underlying principles are reflected in our executive compensation program:

Principles of our Compensation Programs
Pay for Performance	The key principle of our compensation philosophy is pay for performance.
Alignment with Stockholders’ Interests	We reward performance that meets or exceeds the performance goals that the Compensation Committee establishes with the objective of increasing stockholder value.
Variation Based on Performance

We favor variable pay opportunities that are based on performance over fixed pay. The total compensation received by our named executive officers varies based on corporate and individual performance measured against annual and long-term goals.

Highlights of our Compensation Programs

WHAT WE DO
Pay for Performance: A significant portion of each named executive officer’s target annual compensation is tied to corporate and individual performance.

Annual Say-on-Pay Vote: We conduct an annual Say-on-Pay advisory vote. At our 2016 Annual Meeting of Stockholders, more than 97% of the votes cast on the Say-on-Pay proposal were in favor of the fiscal year 2015 compensation of our named executive officers. Similarly, at our 2015 Annual Meeting of Stockholders, more than 96% of the votes cast on the Say-on-Pay proposal were in favor of the fiscal year 2014 compensation of our named executive officers.

Clawback Policy: Our Clawback Policy allows the Board to recoup any excess incentive compensation paid to our executive officers if the financial results on which the awards were based are materially restated due to fraud, intentional misconduct or gross negligence of the executive officer.

Short-Term and Long-Term Incentives/Measures: Our annual and long-term plans provide a balance of incentives and include different measures of performance.
Independent Compensation Consultant: The Compensation Committee engages an independent compensation consultant, who provides no other service to the Company.

Stock Ownership Guidelines: To further align the interests of management with our stockholders, we have significant stock ownership guidelines that require our executive officers to hold a multiple of their annual base salary in equity.

Limited Perquisites and Related Tax Gross-Ups: We provide limited perquisites and no tax gross-ups except on business-related relocation expenses and tax equalization for employees on expatriate assignments, as provided in our relocation and tax equalization policies or in the offer letters for our Chief Executive Officer, President and Chief Financial Officer.

Double-Trigger Severance Arrangements: Our Executive Severance Plan and equity award agreements generally require a qualifying termination of employment in addition to a change of control before any payments or benefits are triggered.

Mitigate Inappropriate Risk Taking: In addition to our clawback policy, stock ownership guidelines and prohibition of hedging and pledging, we structure our compensation programs so that they minimize inappropriate risk taking by our executive officers and other employees, including using multiple performance metrics and multi-year performance periods and capping our annual incentive plan and performance share awards.

WHAT WE DON’T DO

Gross-ups for Excise Taxes: Our Executive Severance Plan does not contain a gross-up for excise taxes that may be imposed as a result of severance or other payments deemed made in connection with a change of control.

Reprice Stock Options: Our equity incentive plan prohibits the repricing of stock options and stock appreciation rights without prior stockholder approval.
Fixed Term Employment Agreements: Employment of our executive officers is “at will” and may be terminated by either the Company or the employee at any time.

Hedging and Pledging: Our insider trading policy prohibits all employees and directors from hedging their economic interest in the Visa shares they hold or pledging Visa shares as collateral for a loan.

Fiscal Year 2016 Financial Highlights

Visa delivered another year of solid financial results in fiscal year 2016. The following table summarizes our key financial results for fiscal years 2016 and 2015. Please see the section entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for a more detailed discussion of our fiscal year 2016 financial results. In addition, Visa’s total shareholder return for fiscal year 2016 reflected a 19.5% increase in shareholder value.

	Fiscal Year 2016	Fiscal Year 2015	Change (%)
Net Revenue Growth, as reported	9%(2)	9%(2)	n/a
Net Income, as reported (in millions, except percentage)	$5,991	$6,328	(5%)(2)
Net Income, as adjusted(1) (in millions, except percentage)	$6,862	$6,438	7%(2)
Earnings Per Share, as reported	$2.48	$2.58	(4%)(2)
Earnings Per Share, as adjusted(1)	$2.84	$2.62	8%(2)

(1)

Fiscal year 2016 adjusted net income and earnings per share reflect as reported results in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP), adjusted to exclude the impact of certain significant items that we do not believe are indicative of our ongoing operating performance, as they are either non-recurring or have no cash impact. Fiscal year 2015 adjusted net income and earnings per share reflect U.S. GAAP as reported results, adjusted to exclude the impact of the non-cash revaluation of the Visa Europe put option. For supplemental financial data and corresponding reconciliation to U.S. GAAP see Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the fiscal year ended September 30, 2016 filed with the SEC on November 15, 2016. Non-GAAP adjusted measures should be viewed in addition to, and not as an alternative for, financial results prepared in accordance with U.S. GAAP. When making its determination of the net revenue, net income, and earnings per share metrics, which were used as goals for the annual incentive plan and for performance share awards, the Compensation Committee further adjusted as reported results for the items described under the heading Compensation Discussion and Analysis – Corporate Performance Measures and Results for Fiscal Year 2016 and Compensation Discussion and Analysis – Long-Term Incentive Awards Granted in Fiscal Year 2016.

(2)	Calculated based on unrounded numbers.

How Fiscal Year 2016 Named Executive Officer Compensation Is Tied to Company Performance

Our corporate performance was a key factor in our fiscal year 2016 named executive officer compensation program:

Link to Company Performance

•

For fiscal year 2016, 92% of our Chief Executive Officer’s target compensation was performance-based and 88% of the average of our other named executive officers’ target compensation was performance-based.

Utilize Annual and Long Term Awards

•

Each named executive officer’s performance-based compensation is comprised of an annual cash incentive award and long-term equity-based incentives consisting of performance shares, restricted stock units, and stock options. For the annual cash incentive, the target award is established at the beginning of the fiscal year and the actual award is adjusted based on performance against pre-established goals. Performance shares provide the opportunity for shares to be earned at the end of a three-year performance period if pre-established financial goals are met. Time-based stock options and restricted stock units provide value based on the Company’s stock price performance.

Focus on Corporate Performance Metrics

•

For fiscal year 2016, Net Income and Net Revenue Growth were the key metrics for our annual cash incentive awards. These metrics were adjusted when determining the annual cash incentive awards as described under the heading Compensation Discussion and Analysis – Corporate Performance Measures and Results for Fiscal Year 2016. In this proxy statement, we refer to these metrics as Net Income Before VIP – VIP adjusted and Net Revenue Growth – VIP adjusted. Actual performance for Net Income Before VIP – VIP adjusted was above target and Net Revenue Growth – VIP adjusted was below target for fiscal year 2016, which resulted in the corporate performance portion of the annual incentive award paying out at 96% of target.

•

Earnings Per Share (EPS) and relative Total Shareholder Return (TSR), were established as performance metrics for our performance share awards. The final number of shares earned pursuant to a performance share award is determined based on the average EPS result over the three separate years applicable to the particular performance share award and the relative TSR for the three-year period. As described under the heading Compensation Discussion and Analysis – Long-Term Incentive Awards Granted in Fiscal Year 2016, the Compensation Committee adjusted the fiscal year 2016 EPS when determining applicable performance share results. In this proxy statement, we refer to this metric as EPS – PS adjusted. Our fiscal year 2016 EPS – PS adjusted, was above target, resulting in a performance factor of 124.5% for the relevant portion of the award.

•

The performance shares previously awarded on November 19, 2013 completed their three-year performance period following the 2016 fiscal year-end. Performance shares earned pursuant to this award were based on EPS – PS adjusted, for fiscal years 2014, 2015 and 2016 and three-year relative TSR (measured against the S&P 500). As described under the heading Compensation Discussion and Analysis – Determination of Shares Earned for Performance Shares Previously Awarded on November 19, 2013 both metrics were above target and the performance shares earned equated to 156.0% of the target share award.

Say-on-Pay

At the 2016 Annual Meeting of Stockholders, more than 97% of the votes cast on the Company’s annual Say-on-Pay proposal supported our named executive officer compensation program. We believe these results represent strong investor support of our overall compensation philosophy and decisions for fiscal year 2015. Accordingly, the Compensation Committee did not make any material changes to the underlying structure of our executive compensation program for fiscal year 2016. Nevertheless, the Compensation Committee regularly reviews and adjusts the program to ensure it remains competitive and aligned with our stockholders’ interests.

Setting Executive Compensation

Compensation Committee and Management

Our Compensation Committee, which is composed of solely independent directors, is responsible for establishing and reviewing the overall compensation philosophy and program for our named executive officers.

Setting Performance Goals

Before the end of each fiscal year, the Compensation Committee begins its review of our compensation program, including determining if our compensation levels are competitive with our peer companies and if any changes should be made to the program for the next fiscal year.

At the beginning of each fiscal year, the Compensation Committee determines the principal components of compensation for the named executive officers and the individual performance goals of the Chief Executive Officer for that fiscal year, and sets the performance goals for each corporate performance-based compensation component.

The Chief Executive Officer sets individual performance goals for each of the other named executive officers, which are reviewed by the Compensation Committee. The individual performance goals are designed to drive our corporate goals. The Compensation Committee then meets regularly throughout the year, with management and in executive session, and reviews the Company’s performance to date against the corporate performance goals.

As discussed in detail under the heading Risk Assessment of Compensation Programs, when establishing the annual compensation program for our named executive officers, the Compensation Committee takes into consideration the potential risks associated with the program and structures it to provide appropriate incentives without encouraging excessive risk taking.

Making Compensation Determinations

After the end of the fiscal year, the Compensation Committee conducts a multi-part review of each named executive officer and the Company’s performance for the preceding fiscal year measured against the pre-established performance goals and makes annual compensation determinations. The Compensation Committee’s objective is to ensure that the level of compensation approved is consistent with the level of corporate and individual performance delivered.

As part of the annual compensation review process, our Chief Executive Officer reviews the performance of each named executive officer (other than his own performance, which is reviewed by the Compensation Committee) relative to the individual annual performance goals established for the fiscal year. Our Chief Executive Officer then presents his compensation recommendations to the Compensation Committee based on his review.

The Compensation Committee exercises discretion in modifying any compensation recommendations relating to named executive officers that were made by our Chief Executive Officer and approves all compensation decisions for our named executive officers.

In connection with his own performance review, the Chief Executive Officer prepares a self-assessment, which is presented to and discussed by the Compensation Committee and the independent directors. When making compensation decisions for our Chief Executive Officer and other named executive officers, the Compensation Committee considers the views of the independent directors.

Role of Independent Consultant

Our Compensation Committee has the sole authority to retain and replace, as necessary, compensation consultants to provide it with independent advice. The Compensation Committee has engaged FW Cook as its independent consultant to advise it on executive and non-employee director compensation matters. This selection was made without the input or influence of management. Under the terms of its agreement with the Compensation Committee, FW Cook will not provide any other services to the Company, unless directed to do so by the Compensation Committee. During fiscal year 2016 FW Cook provided no services to the Company other than to advise the Compensation Committee on executive and non-employee director compensation issues. In addition, at the start of fiscal year 2016, the Compensation Committee conducted a formal evaluation of the independence of FW Cook and, based on this review, did not identify any conflict of interest raised by the work FW Cook performed in fiscal year 2016. When conducting this evaluation, the Compensation Committee took into consideration the factors set forth in Exchange Act Rule 10C-1 and the NYSE’s listing standards.

Compensation Philosophy and Objectives

Our Philosophy

We maintain compensation plans that tie a substantial portion of our named executive officers’ overall target annual compensation to the achievement of our corporate performance goals. The Compensation Committee employs multiple performance measures and strives to award an appropriate mix of annual and long-term equity incentives to avoid overweighting short-term objectives.

Peer Group

As part of its annual compensation review process, the Compensation Committee discussed with FW Cook an analysis of our fiscal year 2016 executive compensation program, including total compensation and the elements used to compensate our named executive officers. It then compared the compensation of our named executive officers to the compensation of similarly situated named executive officers of other companies. In particular, the Compensation Committee reviewed compensation levels of our compensation peer group as a reference point of competitive compensation levels. The review was based on public compensation data for our compensation peer group and data from third-party compensation surveys.

To best inform their pay decisions based on where the Company competes for talent, the Compensation Committee established three categories for identifying peer companies:

•	Direct business competitors plus any companies listed as peers by a majority of these companies that would be considered “peers of peers.”

•

Related-industry competitors who are S&P 500 companies (a) classified as financial services or technology, excluding hardware and manufacturing, (b) with a 12-month average market-cap value between 1/4th and 4x Visa’s average market-cap, and (c) with revenues of less than $100 billion.

•

Strategic competitors who are S&P 500 companies recommended by management and approved by the Compensation Committee that have respected global brands, fit the above size criteria, and are frequent competitors for executive talent.

A list of 22 companies identified as peers for fiscal year 2016 is shown below:

Direct Peers	Related Industry Peers
	Financial Services	Technology

– American Express Company – Discover Financial Services – MasterCard Incorporated – PayPal Holdings, Inc.

– Bank of America Corporation

– BlackRock, Inc.

– Capital One Financial Corporation

– Citigroup Inc.

– JPMorgan Chase & Co.

– Morgan Stanley

– The Bank of New York Mellon Corporation

– The Goldman Sachs Group, Inc.

– The PNC Financial Services Group, Inc.

– U.S. Bancorp

– Wells Fargo & Company

– Accenture plc – Facebook, Inc. – Alphabet Inc. – IBM Corporation – Microsoft Corporation – Oracle Corporation – salesforce.com, inc.

Competitive Positioning

In order to attract and retain key executives, we target total compensation for our named executive officers by reference to the range of compensation paid to similarly situated executive officers of our compensation peer group. This includes salary, annual incentive targets and long-term incentive targets. The actual level of our named executive officers’ total direct compensation is determined based on both individual and corporate performance and can vary based on such factors as expertise, performance or advancement potential.

Internal Equity and Tally Sheets

As part of its annual compensation review, the Compensation Committee compares our named executive officers’ target annual compensation levels to ensure they are internally equitable. The Compensation Committee also regularly reviews tally sheets for each named executive officer to ensure that it is considering a complete assessment of all compensation and benefits. The tally sheets include each named executive officer’s wealth accumulation, which is comprised of the aggregate amount of equity awards and other compensation values accumulated by each named executive officer, and potential payments upon termination or change of control.

Components of Executive Compensation

Summary of Fiscal Year 2016 Base Salary and Incentive Compensation

In November 2016, the Compensation Committee determined our named executive officers’ total direct compensation based on corporate and individual performance for fiscal year 2016, which is comprised of the following elements:

The table below reflects the above components for each named executive officer for fiscal year 2016. As the long-term incentive awards for fiscal year 2016 set forth in the following table were awarded after the end of the fiscal year, they are discussed under the heading Fiscal Year 2017 Compensation – Long-Term Incentive Compensation. The equity awards discussed under the heading Fiscal Year 2016 Compensation – Long-Term Incentive Compensation refer to the equity awards made on November 19, 2015, during fiscal year 2016.

The table below differs substantially from the Summary Compensation Table for Fiscal Year 2016 later in this proxy statement in that the equity awards included in the table for fiscal year 2016 below were granted on November 19, 2016 while the equity awards included in the Summary Compensation Table were granted on November 19, 2015. This supplemental table is not intended as a substitute for the information in the Summary Compensation Table for Fiscal Year 2016 which is required by the SEC.

Name and Principal Position	Base Salary ($)(1)	Incentive Compensation				Total ($)
		Annual Incentive Plan ($)(2)	Value of Performance Shares (target value) ($)(3)	Value of Stock Options ($)(4)	Value of Restricted Stock/Units ($)(4)
Charles W. Scharf(5) Chief Executive Officer	1,250,000	3,087,500	n/a	n/a	n/a	4,337,500
Vasant M. Prabhu Executive Vice President and Chief Financial Officer	850,000	1,230,375	2,775,000	1,387,500	1,387,500	7,630,375
Ryan McInerney President	750,000	1,153,125	2,875,000	1,437,500	1,437,500	7,653,125
Rajat Taneja Executive Vice President, Technology	750,000	960,938	3,100,000	1,550,000	1,550,000	7,910,938
Ellen Richey Vice Chairman, Risk and Public Policy	600,000	712,500	1,025,000	512,500	512,500	3,362,500

(1)	Reflects the named executive officer’s rate of base salary as of September 30, 2016.

(2)

Reflects the payment pursuant to the annual incentive plan approved by the Compensation Committee in November 2016 and paid on November 15, 2016. These amounts are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2016.

(3)

Reflects the dollar value of performance shares approved by the Compensation Committee in November 2016 and awarded on November 19, 2016. Please see the heading Fiscal Year 2017 Compensation – Long-Term Incentive Compensation for additional information regarding these awards.

(4)

Reflects the dollar value of restricted stock units and stock option grants approved by the Compensation Committee in November 2016 and granted on November 19, 2016. The grant date fair value of these awards will be included in the fiscal year 2017 Summary Compensation Table in the proxy statement for the 2018 annual meeting of stockholders. Please see the heading Fiscal Year 2017 Compensation – Long-Term Incentive Compensation for additional information regarding these awards.

(5)	Mr. Scharf resigned as Chief Executive Officer effective December 1, 2016 and did not receive a grant of any equity awards in fiscal year 2017.

Fiscal Year 2016 Compensation

Base Salary

When setting our named executive officers’ base salaries, the Compensation Committee generally targets the range of compensation paid to similarly situated executive officers of our compensation peer group. The Compensation Committee may set salaries above or below the median amount based on considerations including the expertise, performance or advancement potential of each named executive officer. The base salary levels of our named executive officers typically are considered annually as part of our performance review process, and upon a named executive officer’s promotion or other change in job responsibilities.

During its annual review of the base salaries of our named executive officers for fiscal year 2016, the Compensation Committee considered:

•	market data of our compensation peer group;

•	an internal review of each named executive officer’s compensation, both individually and relative to other named executive officers; and

•	the individual performance of each named executive officer.

Based on this review, the Compensation Committee decided that it was appropriate to increase Mr. Scharf’s base salary from $1,000,000 to $1,250,000, effective as of October 1, 2015. No other changes were made to base salaries for fiscal year 2016.

Annual Incentive Plan

These reflect weightings for our NEOs, except our CEO. For our CEO, the weightings are: 80% for Corporate Performance and 20% for Individual Performance.

Incentive Plan Target Percentage. During fiscal year 2016, each of our named executive officers was eligible to earn an annual cash incentive award under the Visa Inc. Incentive Plan, or VIP, which we refer to as our annual incentive plan. Each named executive officer’s potential award was expressed as a percentage of his or her base salary, including threshold, target and maximum percentages. There were no changes made to these percentages for our named executive officers for fiscal year 2016. After the end of the fiscal year, the Compensation Committee determined the amount of each named executive officer’s actual annual incentive award based upon the achievement of a combination of pre-determined corporate and individual goals.

Corporate Goals and Individual Goals. In November 2015, the Compensation Committee established for fiscal year 2016 threshold corporate goals under the VIP based on Net Income and Net Revenue Growth, each as adjusted by the Compensation Committee. Either of these metrics had to be met or exceeded before annual incentive awards would be made to our named executive officers for fiscal year 2016. These threshold corporate goals are solely for purposes of compliance with Section 162(m) of the Internal Revenue Code and for establishing the maximum levels for VIP payments to our NEOs, and are different from the payment metrics the Compensation Committee uses to determine actual payouts for corporate performance described in the table below. This further aligns our annual incentive plan program with stockholders’ interests by ensuring that no incentive payment is made unless a certain level of corporate performance is achieved. Once either of the threshold corporate performance goals is met or exceeded, each named executive officer becomes eligible to receive up to his or her maximum potential annual incentive award. When making final payout determinations the Compensation Committee may exercise negative discretion to award less than the maximum potential award based on the attainment of the pre-determined corporate performance measures and individual performance goals to determine each named executive officer’s actual annual incentive award amount. This process is intended to permit the entire amount of the annual incentive award to be considered performance-based and tax deductible under Section 162(m) of the Internal Revenue Code.

For the fiscal year 2016 annual incentive award to our Chief Executive Officer, the Compensation Committee established that, assuming the achievement of at least one of the threshold corporate performance goals, 80% of the award was dependent on the achievement of corporate performance measures and 20% was dependent on the achievement of individual performance goals. For our other named executive officers, 70% of their annual incentive awards were based on the achievement of corporate performance measures and the remaining 30% was based on achievement of individual performance goals. These weightings reflect that each of the named executive officers shares the primary goals and objectives of the overall Company, while recognizing the importance of motivating the named executive officers to achieve goals that increase the value of the Company but relate solely to the individual’s specific area of responsibility. These weightings also allow the Compensation Committee to further differentiate compensation between the named executive officers based on their individual performance.

The threshold corporate performance goals for fiscal year 2016, which had to be met or exceeded before any annual incentive awards would be made, were Net Income – VIP adjusted, of $3,429 million and Net Revenue Growth – VIP adjusted, of 3.35%. As the threshold corporate performance levels for both metrics were achieved, fiscal year 2016 annual incentive payments were then based on a combination of corporate and individual performance as described below.

Corporate Performance Measures and Results for Fiscal Year 2016

The Compensation Committee approved the corporate performance weightings, targets and metrics for fiscal year 2016 displayed in the table below. The Compensation Committee selected the Net Income Before VIP Expense and Net Revenue Growth performance measures based on their belief that they are important indicators of increased stockholder value. The Compensation Committee also approved 50%, 100% and 200% payouts as a percentage of each named executive officer’s target annual bonus at the threshold, target, and maximum levels of performance, respectively.

The specific performance goals for each of threshold, target, and maximum level achievement, as well as the actual level of performance achieved for fiscal year 2016, are displayed in the following table (in millions, except percentages). Mr. Kelly was not present during the determinations described below:

Metric	Weighting	Threshold	Target	Maximum	Result	Payout as % of Target
Net Income Before VIP – VIP adjusted	70%	$6,490	$7,055	$7,702	$7,143	114%
Net Revenue Growth – VIP adjusted	30%	5.0%	6.7%	7.9%	5.2%	56%

Weighted Result						96%

For purposes of the annual incentive plan payout percentage in fiscal year 2016, our Net Income Before VIP – VIP adjusted, was determined by excluding the aforementioned adjustments from our U.S. GAAP Net Income described in footnote 1 to the table under the heading Fiscal Year 2016 Financial Highlights from our reported U.S. GAAP Net Income, as well as other adjustments including VIP payment expenses for fiscal year 2016, Visa Europe related Net Revenue and Net Income, and interest expense on the debt raised for the Visa Europe acquisition and other acquisition-related costs. There were further adjustments to reflect actions taken during the year that were determined to be in the best interests of the company but negatively impacted fiscal year 2016 net income results, including accelerated investments into Q4 fiscal year 2016 originally planned for the first half of fiscal year 2017, unanticipated asset write-offs, and adjustments for China related investment delays. Based on these adjustments for purposes of the annual incentive plan payout percentage in fiscal year 2016, our Net Income Before VIP – VIP adjusted was $7,143. Interpolating this result between the target (100% payout) and maximum (200% payout) levels resulted in a payout percentage of 114% for this measure.

Our actual Net Revenue Growth – VIP adjusted, for fiscal year 2016 was determined as year-over-year growth in gross operating revenues net of incentives, adjusted from our U.S. GAAP Net Revenue Growth by excluding Visa Europe related net revenue. Interpolating the result shown above of 5.2% Net Revenue Growth – VIP adjusted for fiscal year 2016, for results between the threshold (50% payout) and target (100% payout) levels resulted in a payout percentage of 56% for this measure.

Based on the weightings outlined in the above table, the payout result for corporate performance as a percentage of target is 96%.

Individual Performance Goals and Results for Fiscal Year 2016

The fiscal year 2016 individual goals for each of our named executive officers were set in February 2016. The Compensation Committee believes that our named executive officers’ performance goals should support and help achieve the Company’s strategic objectives and be tied to their areas of responsibility. Individual performance goals for the Chief Executive Officer were established with the oversight of the Compensation Committee. Individual performance goals for the other named executive officers were proposed by the Chief Executive Officer and reviewed and approved by the Compensation Committee. These goals were established by reference to our corporate strategic “pillars.” We have designed these strategic pillars to position the Company competitively and thereby deliver superior performance, which would in turn create value for our stockholders. To ensure that our executive officers stay focused on these pillars, a significant portion of their individual performance goals were tied to one or more of the pillars:

Deep Partnerships

Evolve our client interactions to even deeper
partnerships with financial institutions,
merchants and new industry partners

Digital Leadership

Achieve success as a leading partner for
digital payments comparable to what we
have achieved in the physical world

Champion Security

Champion payment-system
security for the industry

Transform Technology

Transform Visa’s technology
assets to drive efficiency and
enable innovation

Expand Access

Expand access to Visa products
and services globally

Employer of Choice

Be the employer of choice for
top talent

After the end of the fiscal year, the Compensation Committee, based on each named executive officer’s self-assessment and Mr. Scharf’s input, reviewed each named executive officer’s progress against his individual performance goals. Based on this assessment, a named executive officer could receive an award from 0% to 200% of the individual portion of his annual incentive award. When making its award determinations, the Compensation Committee did not assign a specific weighting to any of the individual goals, but instead reviewed each named executive officer’s progress against his individual goals in the aggregate. The following is a summary description of the performance goal results for each of the named executive officers for fiscal year 2016.

Mr. Scharf		Goal Results
FY2016 Performance Results	•	Performed strongly against financial measures;
	•	Successfully completed the Visa Europe Acquisition;
	•	Achieved success as a leading partner for digital payments through a suite of new products and services;
	•	Expanded access to the Company’s products and services globally;
•

Continued to transform our Company’s technology assets to drive efficiency and enable innovation through a focus on operational excellence, introduction of new products and services and acceleration of the workforce plan;

	•	Championed payment system security for the industry; and
	•	Continued to position the Company as a choice for top talent through a focus on development and improved employee engagement.
Mr. Prabhu		Goal Results
FY2016 Performance Results	•	Performed strongly against financial measures;
	•	Successfully oversaw closing of Visa Europe acquisition and made meaningful progress toward integration; and
	•	Built strong teams including upgraded Finance leadership team, redesigned forecasting and budgeting process and improved sourcing process.
Mr. McInerney		Goal Results
FY2016 Performance Results	•	Performed strongly against financial measures;
	•	Made meaningful progress on expanding international access and growing merchant acceptance and MVisa;
	•	Renewed key partnerships;
	•	Drove digital co-development and grew digital platform; and
	•	Made meaningful progress toward US EMV transition.
Mr. Taneja		Goal Results
FY2016 Performance Results	•	Performed strongly against financial measures;
	•	Deepened security defenses;
	•	Delivered core innovation including consumer transaction control and growing Research Labs; and
	•	Expanded talent base and improved on employee engagement metrics.

Ms. Richey		Goal Results
FY2016 Performance Results	•	Performed strongly against financial measures;
	•	Deployed consistent proactive public policy initiatives globally;
	•	Strengthened preventive controls in multiple risk categories and developed overall roadmap for future of payment security; and
	•	Expanded talent base and improved on employee engagement metrics.

Based on each named executive officer’s performance in managing their function and the progress they made towards their individual goals as discussed above, the Compensation Committee, in its discretion, determined that each named executive officer made substantial progress and awarded the individual portion of each officer’s annual incentive at the percentage of target displayed in the table below.

Name	Percentage of Target for individual portion
Charles W. Scharf	110%
Vasant Prabhu	98%
Ryan McInerney	118%
Rajat Taneja	118%
Ellen Richey	93%

Annual Incentive Plan Awards for Fiscal Year 2016

The payouts under our annual incentive plan are computed based on individual and corporate performance, as outlined above. The fiscal year 2016 annual cash incentive award payments are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2016, and are set forth in the following table.

The table also provides a supplemental breakdown of the components that make up the named executive officers’ actual fiscal year 2016 annual incentive awards. Both the dollar amount of the awards and the awards as a percentage of the target are displayed for each component.

Annual Base Salary	×	Target Annual Incentive %	×	[	Corporate Performance	×	Corporate Weighting	+	Individual Performance	×	Individual Weighting	]	=	Final Award

	Annual Base Salary	Target(1)		Actual
		Target Annual Incentive %	Target Annual Cash Incentive $	Corporate				Individual			Final Award $	Final Award as % of Target
				Performance %		Factor Weighting		Performance %		Factor Weighting
Charles W. Scharf	$1,250,000	250%	$3,125,000	96%	×	80%	+	110%	×	20%	$3,087,500	98.8%
Vasant Prabhu	$ 850,000	150%	$1,275,000	96%	×	70%	+	98%	×	30%	$1,230,375	96.5%
Ryan McInerney	$ 750,000	150%	$1,125,000	96%	×	70%	+	118%	×	30%	$1,153,125	102.5%
Rajat Taneja	$ 750,000	125%	$ 937,500	96%	×	70%	+	118%	×	30%	$ 960,938	102.5%
Ellen Richey	$ 600,000	125%	$ 750,000	96%	×	70%	+	93%	×	30%	$ 712,500	95.0%
(1)	The “threshold” and “maximum” amounts are provided under the Grants of Plan-Based Awards in Fiscal Year 2016 Table.

Long-Term Incentive Compensation

The Visa Inc. 2007 Equity Incentive Compensation Plan, which we refer to as the equity incentive plan, is intended to promote our long-term success and increase stockholder value by attracting, motivating and retaining our non-employee directors, officers, and employees. Additionally, to better tie our executive officers’ long-term interests with those of our stockholders, the equity incentive plan does not allow the repricing of stock grants once they are awarded, without prior stockholder approval.

The Compensation Committee administers the equity incentive plan with respect to our named executive officers and determines, in its discretion and in accordance with the terms of the equity incentive plan, the recipients who may be granted awards, the form and amount of awards, the terms and conditions of awards (including vesting and forfeiture conditions), the timing of awards, and the form and content of award agreements.

Long-Term Incentive Awards Granted in Fiscal Year 2016

In determining the types and amounts of equity awards to be granted to our named executive officers in fiscal year 2016, the Compensation Committee considered the practices of companies in our compensation peer group, the actual compensation levels of similarly situated executive officers of companies in our compensation peer group, corporate and individual performance during fiscal year 2015, recommendations from our Chief Executive Officer (for awards to the named executive officers other than himself) and each named executive officer’s total compensation. The Compensation Committee also considered the incentives provided by different award types, including increasing stockholder value; avoiding excessive risk taking; and encouraging employee retention. Below is an illustration of our equity grants awarded in fiscal year 2016 by type for our named executive officers, including our Chief Executive Officer:

Fiscal Year 2016 Long-Term

Incentive Awards Type

The following table displays the total combined value of equity awards approved by the Compensation Committee for our named executive officers in fiscal year 2016, and the award value broken down by component.

	Total Combined Value of Equity Awards ($)	Components of Total Combined Equity Awards During FY 2016
		Value of Stock Options ($)	Value of Restricted Stock Units ($)	Value of Performance Shares at Target ($)(1)
Charles W. Scharf	11,500,000	2,875,000	2,875,000	5,750,000
Vasant M. Prabhu(2)	4,125,000	1,031,250	1,031,250	2,062,500
Ryan McInerney	5,906,000	1,476,500	1,476,500	2,953,000
Rajat Taneja	6,388,000	1,597,000	1,597,000	3,194,000
Ellen Richey	2,310,000	577,500	577,500	1,155,000

(1)

As the aggregate grant date fair values of the performance shares displayed in the Summary Compensation Table for Fiscal Year 2016 and the Grants of Plan-Based Awards in Fiscal Year 2016 Table later in this proxy statement are computed in accordance with stock-based accounting rules and will be displayed in multiple years, the values in those tables differ from the value displayed in the table above.

(2)	Mr. Prabhu’s equity award was prorated to reflect his partial year of service during fiscal year 2015.

Stock Options and Restricted Stock Units

The dollar value of the equity awards in the table above were converted to a specific number of options or restricted stock units on the November 19, 2015 grant date, based on the fair market value of our Class A common stock on that date and the Black-Scholes value of stock options. The value displayed for performance shares reflects the target value of the award. The stock options and restricted stock units vest in three substantially equal annual installments beginning on the first anniversary of the date of grant.

Performance Shares

The target number of performance shares is determined at the beginning of a three-year performance period and the number of shares earned at the end of the three-year period will range from zero to 200% of the target number of shares depending on our corporate performance, as measured by: (i) the annual EPS goal established for each fiscal year; and (ii) an overall modifier based on Visa’s TSR ranked relative to S&P 500 companies, or TSR Rank, over the three-year performance period. The TSR Rank modifier will reduce compensation to our named executive officers for periods when our stockholders’ value increase is below the median of the companies comprising the S&P 500 and will enhance our named executive officers’ compensation for periods when our stockholders’ value increase exceeds the median of the companies comprising the S&P 500. The total number of shares that may be earned at the end of the three-year period is capped at 200% of the target number of shares.

One-third of the target performance shares awarded on November 19, 2015 were tied to the fiscal year 2016 EPS goal that the Compensation Committee established within the first ninety days of fiscal year 2016. The remaining two-thirds of the target shares awarded are tied to the EPS goals for each of fiscal years 2017 and 2018, which will be set by the Compensation Committee within the first ninety days of the respective fiscal year. The actual EPS result will be used to determine the percentage of target shares credited from each of the three award segments. At the end of fiscal year 2016, the Compensation Committee reviewed our EPS – PS adjusted, of $2.90 which was determined by excluding from U.S. GAAP EPS: the aforementioned adjustments from U.S. GAAP Net Income described in footnote 1 to the table under the heading Fiscal Year 2016 Financial Highlights, as well as other adjustments including Visa Europe related Net Revenue and Net Income, and interest expense on the debt raised for the Visa Europe acquisition and other acquisition related costs. There were further adjustments from U.S. GAAP Net Income to reflect actions taken during the year that were determined to be in the best interests of the company but negatively impacted fiscal year 2016 net income results, including accelerated investments into Q4 fiscal year 2016 originally planned for the first half of fiscal year 2017, unanticipated asset write-offs, and adjustments for China related investment delays. The Compensation Committee determined that the final EPS result – PS adjusted, of $2.90 exceeded the target goal of $2.85 for fiscal year 2016. Using the unrounded result to interpolate between target (100%) and maximum (200%) yielded a result of 124.5% for fiscal year 2016.

At the completion of the entire three-year performance period in November 2018, the shares credited from the above EPS calculations for the three fiscal years will be totaled and the overall number of shares will be modified based on Visa’s TSR Rank for the full three-year period. This TSR Rank modification may increase or decrease the final number of shares earned by a maximum of 25% (see chart below); however, the final number of shares earned at the end of the three-year period, after the modification is applied, is capped at 200% of the initial target number.

	Threshold Performance	Target Performance	Maximum Performance
Modifying Metric	75%	100%	125%
3 Year Visa TSR Rank vs. S&P 500	25th Percentile or below	50th Percentile(1)	75th Percentile or Above

(1)	Results between the 25th percentile and the 50th percentile and between the 50th percentile and the 75th percentile are interpolated between 75% and 100% or 100% and 125%, respectively.

The EPS goal for fiscal year 2016 and actual EPS results discussed above also apply to the third portion of the performance shares previously awarded to our named executive officers on November 19, 2013 and the second portion of the performance shares previously awarded to our named executive officers on November 19, 2014 (see illustration below).

Consistent with Financial Standards Accounting Board ASC Topic 718, the value of the performance share awards for fiscal year 2016 included in the “Stock Awards” column of the Summary Compensation Table for Fiscal Year 2016 later in this proxy statement represents the third segment of the award made on November 19, 2013, the second segment of the award made on November 19, 2014 and the first segment of the award made on November 19, 2015.

Determination of Shares Earned for Performance Shares Previously Awarded on November 19, 2013

The performance shares previously awarded to certain of the named executive officers on November 19, 2013 completed their three-year performance period following fiscal year 2016. As a result, the final number of shares earned pursuant to those awards based on the Company’s actual results over the three-year period was determined and certified by the Compensation Committee in November 2016. As illustrated below, based on the annual EPS results for fiscal years 2014, 2015 and 2016, and our TSR Rank over the three-year period, the performance shares earned equated to 156.0% of the target award established on November 19, 2013.

Primary Metric	Threshold ($)	Target ($)	Maximum ($)	Result ($)	EPS Result as % of Target(1)
Fiscal Year 2014 EPS	2.06	2.22	2.37	2.26	129.0% of Target
Fiscal Year 2015 EPS	2.41	2.59	2.77	2.63	121.0% of Target
Fiscal Year 2016 EPS	2.65	2.85	3.05	2.90	124.5% of Target
Average Result					124.8% of Target
(1)	Percentage is based on unrounded values

Modifying Metric	Threshold (75% modifier)	Target (100% modifier)	Maximum (125% modifier)	Result	Modifier %
3 Year TSR Rank v. S&P 500	25th percentile	50th percentile	75th percentile	85th percentile	125%

Primary Metric Result	Times	Modifying Metric	Equals	Final Payout Result as a % of Target (capped at 200%)
124.8%	x	125%	=	156.0%

Based on this Final Payout Result of 156.0%, on November 30, 2016 Mr. Scharf, Mr. McInerney and Ms. Richey earned shares equal to 156.0% of the target number of shares granted to each of them on November 19, 2013. As a result, Mr. Scharf earned 93,850 shares versus his target of 60,160 shares, Mr. McInerney earned 24,698 shares versus his target of 15,832 shares, and Ms. Richey earned 22,720 shares versus her target of 14,564 shares. Mr. Prabhu and Mr. Taneja did not receive performance share awards on November 19, 2013.

Retirement and Other Benefits

Our benefits program is designed to be competitive and cost-effective. It is our objective to provide core benefits, including medical, retirement, life insurance, paid time off and leaves of absence, to all employees and to allow for supplementary non-core benefits to accommodate regulatory, cultural and practical differences in the various geographies in which we have operations.

We sponsor a frozen tax-qualified defined benefit pension plan, which we refer to as the retirement plan. We also sponsor a tax-qualified defined contribution 401(k) plan, which we refer to as the 401k plan, to provide market driven retirement benefits to all eligible employees in the United States.

We maintained a non-qualified excess retirement benefit plan and a non-qualified excess 401k plan to make up for the limitations imposed on our tax-qualified plans by the Internal Revenue Code. New contributions to these non-qualified plans ceased effective February 1, 2014. We also sponsor an unfunded, non-qualified deferred compensation plan, which we refer to as the deferred compensation plan, which allows executive officers and certain other highly compensated employees to defer a portion of their annual incentive awards and sign-on bonuses to help them with tax planning and to provide competitive benefits. For additional information on these plans, see the sections entitled Executive Compensation – Pension Benefits Table for Fiscal Year 2016 and Executive Compensation – Non-qualified Deferred Compensation for Fiscal Year 2016.

Perquisites and Other Personal Benefits

We provide limited perquisites and other personal benefits to facilitate the performance of our named executive officers’ management responsibilities. For instance, we maintain a company car and driver which allows for additional security that are used primarily by the Chief Executive Officer for both business and personal use, as well as some business and limited personal use by other executive officers. From time to time, our named executive officers also may use the Company’s tickets for sporting, cultural or other events for personal use rather than business purposes. If an incremental cost is incurred for such use, it is included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2016.

In addition, we have a policy that allows for companion travel on business related flights on our corporate aircraft by the Chief Executive Officer, the President and other key employees, as approved by the Chief Executive Officer. It is our policy that named executive officers are responsible for all income taxes related to their personal usage of the corporate car or aircraft, as well as travel by their companions. Additionally, no named executive officer may use the corporate aircraft for exclusive personal use (not related to business) except under the terms and conditions outlined in the Company’s aircraft time sharing agreement with the Chief Executive Officer, or under extraordinary circumstances with the advance approval of the Chief Executive Officer. Any personal use of the aircraft by our Chief Executive Officer pursuant to the aircraft time sharing agreement requires him to reimburse Visa an amount (as determined by the Company) equal to the lesser of: (i) the amount that would, absent reimbursement, be reportable with respect to the Chief Executive Officer in the Summary Compensation Table (which we refer to as the SEC Cost), or (ii) the expenses of operating such flight that may be charged pursuant to Federal Aviation Regulation Section 91.501(d) as in effect from time to time (which we refer to as the FAR Expenses). The Chief Executive Officer’s personal use of the corporate aircraft is also subject to an annual cap of $500,000, as determined by the Company using the lesser of the SEC Cost and the FAR Expenses. As a result of this arrangement, in fiscal year 2016, the Chief Executive Officer’s personal use of the aircraft resulted in minimal incremental cost to the Company. Please refer to the All Other Compensation Table for additional information about the other limited perquisites and personal benefits provided to our named executive officers during fiscal year 2016.

Severance

We believe that it is appropriate to provide severance to an executive officer in certain circumstances. We do not provide for gross-ups for excise taxes that may be imposed as a result of severance payments and, for payments payable upon or following a change of control, we generally require a qualifying termination of employment in addition to the change of control. Please see the section entitled Employment Arrangements and Potential Payments upon Termination or Change of Control – Executive Severance Plan for additional information.

Offer Letters with Charles W. Scharf, Vasant M. Prabhu, Ryan McInerney and Rajat Taneja

We executed offer letters with each of Mr. Scharf, Mr. Prabhu, Mr. McInerney and Mr. Taneja in connection with their commencement of employment by Visa. Please see the description of the offer letters in the section entitled Employment Arrangements and Potential Payments upon Termination or Change of Control – Offer Letters with Charles W. Scharf, Vasant M. Prabhu, Ryan McInerney and Rajat Taneja.

Fiscal Year 2017 Compensation

Long-Term Incentive Compensation

On November 7, 2016, the Compensation Committee approved the annual equity awards for our named executive officers to be granted on November 19, 2016, using a combination of 25% stock options, 25% restricted stock or restricted stock units, and 50% performance shares. These are the same three equity vehicles and percentages used in prior years. For the performance shares awarded on November 19, 2016, the actual number of shares earned will be determined based on:

•	the annual EPS goal established for each of the three fiscal years in the performance period; and

•	an overall modifier based on our TSR Rank over the three-year performance period.

Consistent with prior fiscal years, the total combined value of each equity award was approved by the Compensation Committee after considering the practices of companies in our compensation peer group, the actual compensation levels of similarly situated executive officers of companies in our compensation peer group, corporate and individual performance during fiscal year 2016, recommendations from our Chief Executive Officer (for awards to the named executive officers other than himself) and each named executive officer’s total compensation. The table below displays the total dollar value of the grants approved in November 2016 as well as the dollar value of each component.

		Components
	Total Value of Equity Awards ($)	Value of Stock Options ($)	Value of Restricted Stock Units ($)	Value of Performance Shares ($)
Vasant M. Prabhu	5,550,000	1,387,500	1,387,500	2,775,000
Ryan McInerney	5,750,000	1,437,500	1,437,500	2,875,000
Rajat Taneja	6,200,000	1,550,000	1,550,000	3,100,000
Ellen Richey	2,050,000	512,500	512,500	1,025,000

Mr. Scharf resigned from his employment with the Company effective as of December 1, 2016, and did not receive a grant of any equity awards in fiscal year 2017.

CEO Compensation for Fiscal Year 2017

On October 17, 2016, we entered into an offer letter agreement with Alfred F. Kelly, Jr. under which he became CEO Designate as of October 31, 2016 and was appointed as our Chief Executive Officer effective as of December 1, 2016. The offer letter, which outlines the terms of Mr. Kelly’s employment, was the result of negotiations between Mr. Kelly and the Company. During the negotiations, the Compensation Committee consulted with FW Cook, its independent compensation consultant, and external legal counsel with expertise in executive compensation matters. The Compensation Committee also reviewed relevant market data and the terms of Mr. Kelly’s compensation arrangements with his previous employer, including the value of benefits Mr. Kelly would forfeit with his prior employer by agreeing to become our Chief Executive Officer. The Compensation Committee and the independent members of the Board determined, in their judgment and based on Mr. Kelly’s experience, qualifications, and skills, as well as prevailing market practices, that the compensation levels, awards and other terms contained in the offer letter were appropriate to attract and retain Mr. Kelly to serve as our Chief Executive Officer.

Pursuant to the terms of the offer letter, Mr. Kelly receives an annual base salary of $1,250,000. He will participate in our annual incentive plan for fiscal year 2017, with a target bonus of 250% of his base salary and a maximum bonus opportunity of 500% of his base salary. In addition, Mr. Kelly received a long-term equity incentive award with an aggregate grant date value of $11,000,000, with $5,500,000 in performance shares, $2,750,000 in stock options and $2,750,000 in restricted stock units. This award was made at the same time and in the same general form as awards to other senior executives of the Company on November 19, 2016, except that the provisions to qualify for retirement treatment were defined as age 60 and four years of service and six months of service from the date of grant. The standard provisions are age 55 and five years of service and six months of service from the date of grant. Mr. Kelly also is eligible to participate in our Executive Severance Plan.

On November 19, 2016, as required under the terms of his offer letter, Mr. Kelly received a one-time “make-whole” equity award with a grant date value of $6,300,000 to compensate him for certain forfeited bonus opportunities with his prior employer. In addition, Mr. Kelly is entitled to a potential make-whole equity award of $1,000,000 if within 90 days of his termination of employment with his prior employer, his prior employer failed to exercise certain call rights in respect of Mr. Kelly’s equity investment in such employer comprised of restricted stock units such that Mr. Kelly was unable to recover the cash value of his original equity investment in his prior employer. The make-whole awards would vest in three substantially equal installments on each of the three anniversaries of the first quarterly grant date after commencement of employment, assuming his continued employment by the Company through each such date; provided, that upon the termination of his employment by the Company without “cause” (as defined in the offer letter agreement) or his resignation of employment for “good reason” (as defined in the offer letter agreement), conditioned on his execution and failure to revoke a release of claims against the Company and its affiliates in the form attached to our Executive Severance Plan, the make-whole awards will become vested with respect to that number of shares of Company common stock with respect to which the make-whole award would have become vested assuming Mr. Kelly had continued employment with the Company for the twelve month period following termination of employment. Further, in the event of Mr. Kelly’s death or “disability” (as defined in the Executive Severance Plan), the make-whole award will become vested with respect to 100% of the shares subject thereto. The make-whole award will otherwise be subject to the terms and conditions of our equity incentive plan, and the individual award agreement corresponding to the award(s).

We also entered into an aircraft time sharing agreement with Mr. Kelly, which governs Mr. Kelly’s personal use of the Company’s aircraft during his employment and his reimbursement of the Company for the costs of any such use.

Other Equity Grant Practices and Policies

Stock Grant Practices

The Compensation Committee has adopted an equity grant policy, which contains procedures to prevent stock option backdating and other grant timing issues. Under the equity grant policy, the Compensation Committee approves annual grants to executive officers and other members of the executive committee at a meeting to occur during the quarter following each fiscal year end. The Board delegated the authority to Mr. Scharf as the sole member of the stock committee to make annual awards to employees who are not members of the executive committee. Effective as of December 1, 2016, Mr. Kelly replaced Mr. Scharf as the sole member of the stock committee. The grant date for annual awards to all employees and non-employee directors has been established as November 19 of each year.

In addition to the annual grants, stock awards may be granted at other times during the year to new hires, employees receiving promotions, and in other special circumstances. The equity grant policy provides that only the Compensation Committee may make such “off-cycle” grants to named executive officers and other members of management’s executive committee. The Compensation Committee has delegated the authority to the stock committee to make “off-cycle” grants to other employees, subject to guidelines established by the Compensation Committee. Any “off-cycle” awards approved by the stock committee or the Compensation Committee must be granted on the fourth business day after we publicly announce our earnings or on such other date determined by the stock committee, Compensation Committee or the Board.

For all newly issued stock option awards, the exercise price of the stock option award will be the closing price of our Class A common stock on the NYSE on the date of the grant. If the grant date for the annual awards falls on a weekend, the exercise price of stock option awards will be the closing price of our Class A common stock on the NYSE on the last trading day preceding the date of grant.

Stock Ownership Guidelines

The Compensation Committee maintains stock ownership guidelines for our executive officers as follows:

Officer	Stock Ownership Guidelines
Charles W. Scharf	6 x base salary
Vasant M. Prabhu	4 x base salary
Ryan McInerney	4 x base salary
Rajat Taneja	4 x base salary
Ellen Richey	3 x base salary

Equity interests that count toward the satisfaction of the ownership guidelines include shares owned outright by the named executive officer, shares jointly owned, restricted stock and restricted stock units payable in shares. Newly hired or promoted executives have five years from the date of the commencement of their appointment to attain these ownership levels. Each named executive officer currently meets or exceeds the applicable guideline set forth in the table above. If an executive officer does not meet the applicable guideline by the end of the five-year period, the executive officer is required to hold a minimum of 50% of the net shares resulting from any future vesting of restricted stock, restricted stock units, performance shares or exercise of stock options until the guideline is met. These guidelines reinforce the importance of aligning the interests of our executive officers with the interests of our stockholders and encourage our executive officers to consider the long-term perspective when managing the Company.

Hedging and Pledging Prohibition

As part of our insider trading policy, all employees, including our named executive officers, and non-employee directors are prohibited from engaging in short sales of our securities, establishing margin accounts or otherwise pledging or engaging in hedging transactions involving our securities.

Policy Regarding Clawback of Incentive Compensation

We have a Clawback Policy pursuant to which named executive officers and other key executive officers may be required to return incentive compensation paid to them if the financial results upon which the awards were based are materially restated due to fraud, intentional misconduct or gross negligence of the executive officer.

The Clawback Policy permits the Board to determine in its discretion if it will seek to recover applicable compensation, taking into account the following considerations as it deems appropriate:

•

Whether the amount of any bonus or equity compensation paid or awarded during the covered time period, based on the achievement of specific performance targets, would have been reduced based on the restated financial results;

•	The likelihood of success of recouping the compensation under governing law relative to the effort involved;

•	Whether the recoupment may prejudice Visa’s interest in any related proceeding or investigation;

•	Whether the expense required to recoup the compensation is likely to exceed the amount to be recovered;

•	The passage of time since the occurrence of the misconduct;

•	Any pending legal action related to the misconduct;

•	The tax consequences to the affected individual; and

•	Any other factors the Board may deem appropriate under the circumstances.

Under the Clawback Policy, we can require reimbursement of all or a portion of any bonus, incentive payment, equity based award (including performance shares, restricted stock or restricted stock units and outstanding stock options), or other compensation to the fullest extent permitted by law. Recoupment or reimbursement may include compensation paid or awarded during the period covered by the restatement and applies to compensation awarded in periods occurring subsequent to the adoption of the Clawback Policy.

We believe our Clawback Policy is sufficiently broad to reduce the potential risk that an executive officer would intentionally misstate results in order to benefit under an incentive program and provides a right of recovery in the event that an executive officer took actions that, in hindsight, should not have been rewarded. In addition, appropriate language regarding the policy has been included in applicable documents and award agreements and our executive officers are required to acknowledge in writing that compensation we have awarded to them may be subject to reimbursement, clawback or forfeiture pursuant to the terms of the policy and/or applicable law.

Tax Implications – Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits our ability to deduct for tax purposes compensation in excess of $1,000,000 that is paid to our principal executive officer or any one of our three highest paid executive officers, other than our principal executive officer or principal financial officer, who are employed by us on the last day of our taxable year unless, in general, the compensation is paid pursuant to a plan that has been approved by our stockholders and is performance-related and non-discretionary. The Compensation Committee will review and consider the deductibility of executive compensation under Section 162(m) and may authorize certain payments in excess of the $1,000,000 limitation. The Compensation Committee believes that it needs to balance the benefits of designing awards that are tax-deductible with the need to design awards that attract, retain and reward executives responsible for our success.

In addition, Section 274(e) of the Internal Revenue Code limits the amount that companies can deduct for the personal use of corporate aircraft to the amount recognized as income by the executives that used the aircraft. For fiscal year 2016, the total amount of our disallowed tax deduction resulting from the personal use of the corporate aircraft by our named executive officers and any guests was approximately $1,029,000.

For information regarding the Compensation Committee’s review of compensation-related risk, please see the section entitled Risk Assessment of Compensation Programs.

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Year 2016

The following table and related footnotes describe the total compensation earned for services rendered during fiscal years 2016, 2015 and 2014 by our named executive officers. The primary elements of each named executive officer’s total compensation as reported in the table are base salary, annual incentive compensation and long-term incentive compensation in the form of stock options, restricted stock awards/units and performance shares. Certain other benefits are listed in the “All Other Compensation” column and additional detail about these benefits is provided in the All Other Compensation in Fiscal Year 2016 Table.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Charles W. Scharf Chief Executive Officer	2016	1,250,048	--		9,172,003	2,874,998	3,087,500	25,437	32,354	16,442,340
	2015	1,000,038	--		5,224,802	2,250,003	3,310,000	24,808	31,717	11,841,368
	2014	950,037	--		2,505,671	1,484,362	2,500,000	207,029	45,014	7,692,113
Vasant M. Prabhu Executive Vice President and Chief Financial Officer	2016	850,032	3,125,000	(6)	1,757,160	1,031,255	1,230,375	15,652	124,626	8,134,100
	2015	547,616	6,875,000		7,500,041	--	1,081,253	14,473	979,180	16,997,563
Ryan McInerney President	2016	750,029	--		3,984,063	1,476,498	1,153,125	15,552	22,550	7,401,817
	2015	750,029	--		1,951,504	928,242	1,498,275	14,824	20,505	5,163,379
	2014	750,029	--		659,355	390,647	1,181,841	39,807	861,286	3,882,965
Rajat Taneja Executive Vice President, Technology	2016	750,029	--		3,611,865	1,597,002	960,938	15,516	18,600	6,953,950
	2015	750,029	--		1,495,880	872,018	1,262,625	14,588	15,900	4,411,040
	2014	639,447	2,000,000		8,249,921	2,749,978	762,293	13,572	20,331	14,435,542
Ellen Richey Vice Chairman, Risk and Public Policy	2016	600,023	--		1,920,043	577,502	712,500	131,812	36,968	3,978,848
	2015	600,023	--		1,644,462	448,737	992,100	70,637	26,584	3,782,543

Stock Awards

(1)

Represents restricted stock units awarded and performance shares granted in each of fiscal years 2016, 2015 and 2014. The amounts represent the aggregate grant date fair value of the awards granted to each named executive officer computed in accordance with stock-based accounting rules (Financial Standards Accounting Board (“FASB”) ASC Topic 718). Assumptions used in the calculation of these amounts are included in Note 16 – Share-based Compensation to our fiscal year 2016 consolidated financial statements, which is included in our Annual Report on Form 10-K filed with the SEC on November 15, 2016 (the “Form 10-K”). The table below sets forth the details of the components that make up the fiscal year 2016 stock award for our named executive officers. Annual restricted stock units vest in three substantially equal annual installments beginning on the first anniversary of the date of grant. Consistent with the requirements of ASC Topic 718, the value of the performance shares displayed in the table below, at their expected and maximum levels, is based on one-third of the full number of shares for which an EPS goal was established in fiscal year 2016 under the awards made on: (i) November 19, 2013, which vested on November 30, 2016, (ii) November 19, 2014, which are scheduled to vest on November 30, 2017 and (iii) November 19, 2015, which are scheduled to vest on November 30, 2018. The remaining portions of the awards granted in November 2014 and November 2015 will be linked to EPS goals for subsequent fiscal years and will be reported in the Summary Compensation Table for those fiscal years.

	Components of Annual Stock Awards		Additional Information
	Restricted Stock/Units Value ($)	Value of Performance Shares – Expected ($)	Value of Performance Shares – at Maximum ($)
Charles W. Scharf	2,874,981	6,297,022	12,594,044
Vasant Prabhu	1,031,290	725,870	1,451,741
Ryan McInerney	1,476,523	2,507,540	5,015,080
Rajat Taneja	1,596,989	2,014,876	4,029,752
Ellen Richey	577,481	1,342,562	2,685,126

Option Awards

(2)

Represents stock option awards granted in each of fiscal years 2016, 2015 and 2014. The amounts represent the aggregate grant date fair value of the awards granted to each named executive officer computed in accordance with stock-based accounting rules (FASB ASC Topic 718). Assumptions used in the calculation of these amounts are included in Note 16 – Share-based Compensation to our fiscal year 2016 consolidated financial statements, which are included in our Form 10-K. Stock options generally vest in three substantially equal annual installments beginning on the first anniversary of the date of grant.

Non-Equity Incentive Plan Compensation

(3)

Amounts for fiscal year 2016 represent cash awards earned under the annual incentive plan and paid on November 15, 2016, based on: (i) actual performance measured against the corporate objectives established for Net Income Before VIP – VIP adjusted, and Net Revenue Growth – VIP adjusted; and (ii) actual individual named executive officer performance against his or her individual goals. The table below includes the amount of the total award to each named executive officer and the portion of the award attributable to each component.

	Total Annual Incentive Award ($)	Corporate Performance ($)	Individual Performance ($)
Charles W. Scharf	3,087,500	2,400,000	687,500
Vasant M. Prabhu	1,230,375	856,800	373,575
Ryan McInerney	1,153,125	756,000	397,125
Rajat Taneja	960,938	630,000	330,938
Ellen Richey	712,500	504,000	208,500

Change in Pension Value

(4)

Represents the aggregate positive change in the actuarial present value of accumulated benefits under all pension plans during fiscal year 2016. These amounts were determined using interest rate and mortality rate assumptions consistent with those used in Note 10 – Pension, Postretirement and Other Benefits to our fiscal year 2016 consolidated financial statements, which are included in our Form 10-K. There are no above market or preferential earnings on non-qualified deferred compensation.

All Other Compensation

(5)	Additional detail describing the “All Other Compensation” for fiscal year 2016 is included in the All Other Compensation in Fiscal Year 2016 Table below.

Bonus

(6)

Represents the portion of a $7,500,000 cash payment pursuant to the terms of his offer letter that is due to be paid in January 2017 and was earned during fiscal 2016 but not paid as of September 30, 2016.

All Other Compensation in Fiscal Year 2016 Table

The following table sets forth additional information with respect to the amounts reported in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2016.

	Car ($)(1)	401k Plan Match ($)(2)	Corporate Aircraft ($)	Companion Travel ($)	Relocation ($)	Tax Payments ($)	Other ($)(3)	Total ($)
Charles W. Scharf	3,788	15,900	6,016				6,650	32,354
Vasant M. Prabhu		15,900			79,157	26,569	3,000	124,626
Ryan McInerney		15,900					6,650	22,550
Rajat Taneja		15,900					2,700	18,600
Ellen Richey		15,900		10,346			10,722	36,968

(1)

Represents the cost of personal use (including commuting for Mr. Scharf) of a Company provided car and driver. The amount in the table is determined based on the incremental cost to Visa of the fuel related to the proportion of time the car was used for non-business trips and also includes the cost of the driver’s salary and benefits for the proportion of time the driver was utilized for non-business trips.

(2)	The maximum 401k match for calendar year 2016 was $15,900.

(3)

Includes: (i) contributions made on behalf of certain named executive officers under our charitable contribution matching programs, under which personal contributions meeting the guidelines of our program are eligible for Company matching contributions; and/or (ii) the aggregate incremental cost of using the Company’s tickets to sporting, cultural or other events. The total amount of charitable contributions included in the table for Ms. Richey is $5,000.

Grants of Plan-Based Awards in Fiscal Year 2016 Table

The following table provides information about non-equity incentive awards and long-term equity-based incentive awards granted during fiscal year 2016 to each of our named executive officers. Cash awards are made pursuant to the Visa Inc. Incentive Plan, as amended and restated, and equity awards are made pursuant to the Visa Inc. 2007 Equity Incentive Compensation Plan, as amended and restated. Both plans have been approved by our stockholders. There can be no assurance that the grant date fair value of the equity awards will be realized by our named executive officers.

Name (a)	Award Type (b) (1)	Grant Date (c)		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)(4)			All Other Stock Awards: Number of Shares or Stock/ Units (#) (j)(4)	All Other Option Awards: Number of Securities Underlying Options (#) (k)(4)(5)	Exercise or Base Price of Option Awards ($/ Share) (l)(5)	Grant Date Fair Value of Stock and Option Awards($) (m)(6)
				Threshold ($) (d)	Target ($) (e)	Maximum ($) (f)	Threshold (#) (g)	Target (#) (h)	Maximum (#) (i)
Charles W.	AIP			1,562,500	3,125,000	6,250,000
Scharf	PS	11/19/15	(7)				10,028	20,056	40,112				1,975,315	(10)
	PS	11/19/15	(8)				12,006	24,012	48,024				2,298,189	(10)
	PS	11/19/15	(9)				11,957	23,913	47,826				2,023,518	(10)
	RSU	11/19/15								35,870			2,874,981
	Option	11/19/15									190,531	80.15	2,874,998
Vasant M.	AIP			637,500	1,275,000	2,550,000
Prabhu	PS	11/19/15	(9)				4,289	8,578	17,156				725,870
	RSU	11/19/15								12,867			1,031,290
	Option	11/19/15									68,343	80.15	1,031,255
Ryan	AIP			562,500	1,125,000	2,250,000
McInerney	PS	11/19/15	(7)				2,640	5,280	10,560				520,027	(10)
	PS	11/19/15	(8)				4,954	9,908	19,816				948,295	(10)
	PS	11/19/15	(9)				6,141	12,281	24,562				1,039,218	(10)
	RSU	11/19/15								18,422			1,476,523
	Option	11/19/15									97,850	80.15	1,476,498
Rajat	AIP			468,750	937,500	1,875,000
Taneja	PS	11/19/15	(8)				4,654	9,308	18,616				890,869	(10)
	PS	11/19/15	(9)				6,642	13,283	26,566				1,124,007	(10)
	RSU	11/19/15								19,925			1,596,989
	Option	11/19/15									105,836	80.15	1,597,002
Ellen	AIP			375,000	750,000	1,500,000
Richey	PS	11/19/15	(7)				2,426	4,852	9,704				477,873	(10)
	PS	11/19/15	(8)				2,394	4,788	9,576				458,259	(10)
	PS	11/19/15	(9)				2,402	4,803	9,606				406,430	(10)
	RSU	11/19/15								7,205			577,481
	Option	11/19/15									38,272	80.15	577,502

(1)	AIP refers to cash awards made pursuant to the Visa Inc. Incentive Plan.

PS refers to performance shares awarded under our 2007 Equity Incentive Compensation Plan.

RSU refers to restricted stock units granted under our 2007 Equity Incentive Compensation Plan.

Option refers to stock options granted under our 2007 Equity Incentive Compensation Plan.

(2)

Represents the range of possible cash awards under the Visa Inc. Incentive Plan. Actual awards are dependent on actual results against: (i) the corporate performance measures of Net Income Before VIP – VIP adjusted, and Net Revenue Growth – VIP adjusted, and (ii) pre-established individual goals as described under the heading Fiscal Year 2016 Compensation – Annual Incentive Plan. The amounts shown in column (d) reflect the threshold payment level, which is 50% of the target amount in column (e). The amounts shown in column (f) are 200% of such target amount, which is the maximum possible award. The actual amounts awarded to our named executive officers under the annual incentive plan for fiscal year 2016 are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2016.

(3)	Represents the range of possible awards of performance shares granted in fiscal year 2016. Awards are capped at the maximum of 200% and can be as low as zero.

(4)

Equity awards made pursuant to the Visa Inc. 2007 Equity Incentive Compensation Plan will vest according to their terms, but may be subject to earlier vesting in full or continued vesting in the event of a termination of a grantee’s employment due to death, “disability” or “retirement” or a termination following a “change of control” of a grantee’s employment by us without “cause” or by the grantee for “good reason.” The terms disability, retirement, change of control, cause, and good reason are all defined in the applicable award agreement or the 2007 Equity Incentive Compensation Plan.

(5)

The stock options approved by the Compensation Committee on November 6, 2015 were granted on November 19, 2015. The exercise price of these stock options was the fair market value of our Class A common stock on the date of grant. The stock options generally vest in three substantially equal installments beginning on the first anniversary of the date of grant and expire ten years from the date of grant.

(6)

Amounts are not an actual dollar amount received by our named executive officers in fiscal year 2016, but instead represent the aggregate grant date fair value of the equity awards calculated in accordance with ASC Topic 718. The aggregate grant date fair value calculation for the performance shares is discussed more detail in footnote 10 below.

(7)

Consistent with the requirements of ASC Topic 718, the amount represents the third of three portions of the performance share award made on November 19, 2013 for which the grant date fair value was established on November 19, 2015. The shares earned from this award vested on November 30, 2016.

(8)

Consistent with the requirements of ASC Topic 718, the amount represents the second third of the performance share award made on November 19, 2014 for which the grant date fair value was established on November 19, 2015. The shares earned from this award are expected to vest on November 30, 2017.

(9)

Consistent with the requirements of ASC Topic 718, the amount represents the first third of the performance share award made on November 19, 2015 for which the grant date fair value was established on November 19, 2015. The shares earned from this award are expected to vest on November 30, 2018.

(10)

Represents the value of performance shares based on the expected outcome as of the date of grant. In accordance with FASB ASC Topic 718, this result is based on (i) achieving the target level of EPS; and (ii) a relative TSR result modeled using a Monte-Carlo simulation.

Outstanding Equity Awards at 2016 Fiscal Year-End Table

The following table presents information with respect to equity awards made to each of our named executive officers that were outstanding on September 30, 2016.

Name	Award Type(1)	Grant Date		Option Awards				Stock Awards
				Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)(5)	Equity Incentive Awards: Market or Payout Value of Unearned Shares or Units of Stock That Have Not Vested ($)(4)
Charles W. Scharf	PS	Various	(6)							264,202	21,849,505
	RSU	11/19/2015						35,870	2,966,449
	RS	11/19/2014						24,016	1,986,123
	RS	11/19/2013						10,028	829,316
	Option	11/19/2015		0	190,531	80.1500	11/19/2025
	Option	11/19/2014		62,696	125,392	62.4650	11/19/2024
	Option	11/19/2013		91,180	45,596	49.3475	11/19/2023
	Option	11/19/2012		619,036	0	36.4125	11/19/2022
Vasant M. Prabhu	PS	11/19/2015	(6)							17,156	1,418,801
	RSU	11/19/2015						12,867	1,064,101
	RS	2/9/2015						75,344	6,230,949
	Option	11/19/2015		0	68,343	80.1500	11/19/2025
Ryan McInerney	PS	Various	(6)							95,858	7,927,457
	RSU	11/19/2015						18,422	1,523,499
	RS	11/19/2014						9,908	819,392
	RS	11/19/2013						2,640	218,328
	Option	11/19/2015		0	97,850	80.1500	11/19/2025
	Option	11/19/2014		25,864	51,732	62.4650	11/19/2024
	Option	11/19/2013		23,996	12,000	49.3475	11/19/2023
	Option	6/3/2013		98,324	0	45.0475	6/3/2023
Rajat Taneja	PS	Various	(6)							63,798	5,276,095
	RSU	11/19/2015						19,925	1,647,798
	RS	11/19/2014						9,308	769,772
	RS	2/4/2014						51,272	4,240,194
	Option	11/19/2015		0	105,836	80.1500	11/19/2024
	Option	11/19/2014		24,296	48,600	62.4650	11/19/2024
	Option	2/4/2014		151,480	75,744	53.6350	2/4/2024
Ellen Richey	PS	Various	(6)							57,894	4,787,834
	RSU	11/19/2015						7,205	595,854
	RSU	11/19/2014						4,792	396,298
	RSU	11/19/2013						2,432	201,126
	Option	11/19/2015		0	38,272	80.1500	11/19/2025
	Option	11/19/2014		12,504	25,008	62.4650	11/19/2024
	Option	11/19/2013		22,076	11,040	49.3475	11/19/2023
	Option	11/19/2012		42,560	0	36.4125	11/19/2022
	Option	11/5/2011		42,328	0	23.1600	11/5/2021
	Option	11/5/2010		19,104	0	19.9500	11/5/2020

(1)	PS refers to performance shares awarded under our 2007 Equity Incentive Compensation Plan.

RS and RSU refer to restricted stock awards and restricted stock units, respectively, granted under our 2007 Equity Incentive Compensation Plan.

Option refers to stock options granted under our 2007 Equity Incentive Compensation Plan.

(2)	Stock options generally vest in three substantially equal annual installments beginning on the first anniversary of the date of grant and expire ten years from the date of grant.

(3)	Restricted stock awards and restricted stock units granted generally vest annually in three substantially equal installments beginning on the first anniversary of the date of grant.

(4)	The value shown is based on the September 30, 2016 per share closing price of our Class A common stock of $82.70.

(5)

Represents unearned shares under the performance share awards made in November 2013, November 2014 and November 2015. Based on guidance provided by the SEC, the maximum potential number of shares for such grants has been assumed. The amounts shown for the performance shares awarded on November 19, 2013 include the full award for which the performance period ended on September 30, 2016. Following the fiscal year-end, the actual shares earned from this award were determined to be 156.0% of target which is less than the 200% of target number included in this table. The amounts shown for the performance shares awarded on November 19, 2014 include only shares equal to the two-thirds of the award for which an EPS target has been established. The amounts shown for the performance shares awarded on November 19, 2015 include only shares equal to the one-third of the award for which an EPS target has been established. The table below provides additional detail.

(6)	The following table provides additional information as to the number of shares reported for performance shares as of September 30, 2016 in the Outstanding Equity Awards at 2016 Fiscal Year-End Table.

		Date when Conditions for Grant were Established					Vest Date
	Date when the Number of Performance Shares was Established	November 19, 2013	November 19, 2014	November 19, 2015	To be established in Fiscal Year 2017	To be established in Fiscal Year 2018
	11/19/2013(a)	40,104	40,104	40,112			11/30/2016
Charles W. Scharf	11/19/2014		48,032	48,024	48,024		11/30/2017
	11/19/2015			47,826	47,826	47,828	11/30/2018
	Total		264,202
Vasant M. Prabhu	11/19/2015			17,156	17,156	17,154	11/30/2018
	Total		17,156
	11/19/2013(a)	10,552	10,552	10,560			11/30/2016
Ryan McInerney	11/19/2014		19,816	19,816	19,808		11/30/2017
	11/19/2015			24.562	24,562	24,562	11/30/2018
	Total		95,858
Rajat Taneja	11/19/2014		18,616	18,616	18,608		11/30/2017
	11/19/2015			26,566	26,566	26,568	11/30/2018
	Total		63,798
Ellen Richey	11/19/2013(a)	9,712	9,712	9,704			11/30/2016
	11/19/2014		9,584	9,576	9,576		11/30/2017
	11/19/2015			9,606	9,606	9,608	11/30/2018
	Total		57,894

(a)	Displayed at maximum possible award (200% of target); following the completion of the performance period the final result was determined to be 156.0% of target.

Option Exercises and Stock Vested Table for Fiscal Year 2016

The following table provides additional information about the value realized by our named executive officers on stock option award exercises, restricted stock and restricted stock units vesting and performance shares vesting during the fiscal year ended September 30, 2016.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Charles W. Scharf	–	–	100,328	8,041,289
Vasant M. Prabhu	–	–	37,668	2,573,854
Ryan McInerney	–	–	54,224	4,336,261
Rajat Taneja	–	–	55,924	4,150,579
Ellen Richey	–	–	64,951	5,162,458

(1)	Amounts reflect the aggregate market value of Class A common stock on the day on which the restricted stock, restricted stock units or performance shares vested.

Pension Benefits Table for Fiscal Year 2016

The following table shows the present value of accumulated benefits payable to our named executive officers and the number of years of service credited to each executive, under the Visa Retirement Plan and the Visa Excess Retirement Benefit Plan. The value of the benefits is determined using interest rate and mortality rate assumptions consistent with those used in the Company’s consolidated financial statements.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Charles W. Scharf	Visa Retirement Plan	3.9	304,584	—
	Visa Excess Retirement Benefit Plan	3.9	—	—
Vasant M. Prabhu	Visa Retirement Plan	1.6	30,125	—

Ryan McInerney	Visa Retirement Plan	3.3	81,828	—
	Visa Excess Retirement Benefit Plan	3.3	—	—
Rajat Taneja	Visa Retirement Plan	2.8	43,676	—
	Visa Excess Retirement Benefit Plan	2.8	—	—
Ellen Richey	Visa Retirement Plan	9.0	1,207,066	—
	Visa Excess Retirement Benefit Plan	9.0	—	—

Note:	Employer credits under the under the Visa Retirement Plan were discontinued effective December 31, 2015.

Benefit accruals under the Visa Excess Retirement Benefit Plan were discontinued effective February 1, 2014.

Visa Retirement Plan

Under the Visa Retirement Plan, our U.S.-based employees, including our named executive officers, generally earn the right to receive certain benefits:

•	upon retirement at the normal retirement age of 65;

•	upon early retirement at or after age 55 (or at or after age 50 if hired prior to October 1, 2002) and having completed at least ten years of service with us; or

•	upon an earlier termination of employment, but solely if the employee is vested at that time.

Prior to January 1, 2011, retirement benefits were calculated as the product of 1.25% times the employee’s years of service multiplied by the employee’s monthly final average earnings for the last 60 consecutive months before retirement (or, for employees hired prior to October 1, 2002, the product of 46.25% times the employee’s years of service divided by 25 years, multiplied by the employee’s monthly final average earnings for the 36 highest consecutive months in the last 60 months before retirement). Eligible earnings include salary, overtime, shift differentials, special and merit awards and short-term cash incentive awards. The formula below provides an illustration of how the retirement benefits are calculated.

For employees hired on or before September 30, 2002

46.25%	Ó	Completed years of service, including partial year based on completed months 25 years	Ó	Monthly final average earnings for the 36 highest consecutive months in the last 60 months before retirement

For employees hired after September 30, 2002

1.25%	Ó	Completed years of service, including partial year based on completed months (up to 35 full years)	Ó	Monthly final average earnings for the last 60 consecutive months before retirement

If an employee retires early, that is, between the ages of 55 and 64 (or between the ages of 50 and 61 if hired prior to October 1, 2002), and has completed at least ten years of service with the Company, the amount of that employee’s benefits is reduced for each complete year that the employee begins receiving early retirement benefits before the age of 65 (or before the age of 62 if hired prior to October 1, 2002). If an employee retires prior to becoming eligible for early or normal retirement, the amount of his or her benefits is actuarially reduced and is generally not as large as if the employee had continued employment until his or her early or normal retirement date.

The Visa Retirement Plan began transitioning to cash balance benefits effective January 1, 2008 and completed the transition effective January 1, 2011. The change to a cash balance benefit formula took effect immediately for employees hired or rehired after December 31, 2007. However, for employees hired before January 1, 2008 (and not rehired thereafter), the applicable Visa Retirement Plan benefit formula described above was grandfathered for a three-year period and grandfathered employees continued to accrue benefits under that benefit formula. Their accrued benefits at December 31, 2010 (the last day of the grandfathered period) or the date they terminated employment, if earlier, were preserved. Because we completed the conversion to a cash balance plan formula beginning on January 1, 2011, all benefit accruals from that date until December 31, 2015 were under the cash balance benefit formula.

Prior to January 1, 2016, under the cash balance plan formula, 6% of an employee’s eligible monthly pay was credited each month to the employee’s notional cash balance account, along with interest each month on the account balance at an annualized rate equal to the 30-year U.S. Treasury Bond average annual interest rate for November of the previous calendar year. The employer provided credits described above ceased after December 31, 2015 and the Visa Retirement Plan had no new participants after that date. Interest credits continue to be provided on balances existing at the time of this freeze. Accrued benefits under the Visa Retirement Plan become fully vested and nonforfeitable after three years of service.

Visa Excess Retirement Benefit Plan

Prior to February 1, 2014, we also provided for benefit accruals under an excess retirement benefit plan. To the extent that an employee’s annual retirement income benefit under the Visa Retirement Plan exceeds the limitations imposed by the Internal Revenue Code, such excess benefit is paid from our non-qualified, unfunded, noncontributory Visa Excess Retirement Benefit Plan. The vesting provisions of, and formula used to calculate the benefit payable pursuant to, the Visa Excess Retirement Benefit Plan are generally the same as those of the Visa Retirement Plan described above, except that benefits are calculated without regard to the Internal Revenue Code tax-qualified plan limits and then offset for benefits paid under the qualified plan. Effective February 1, 2014, we discontinued benefit accruals under the Visa Excess Retirement Benefit Plan.

Non-qualified Deferred Compensation for Fiscal Year 2016

Visa Deferred Compensation Plan

Under the terms of the Visa Deferred Compensation Plan, eligible participants are able to defer up to 100% of their cash incentive awards or sign-on bonuses, if they submit a qualified deferral election. Benefits under the Visa Deferred Compensation Plan will be paid based on one of the following three distribution dates or events previously elected by the participant: (i) immediately upon, or up to five years following, retirement; (ii) immediately upon, or in the January following, termination; or (iii) if specifically elected by the participant, in January in a specified year while actively employed. However, upon a showing of financial hardship and receipt of approval from the plan administrator, a plan participant may be allowed to access funds in his or her deferred compensation account earlier than his or her existing distribution election(s). Benefits can be received either as a lump sum payment or in annual installments, except in the case of pre-retirement termination, in which case the participant must receive the benefit in a lump sum. Participants are always fully vested in their deferrals under the Visa Deferred Compensation Plan. Upon termination of the Visa Deferred Compensation Plan within 12 months of a “change of control,” participants’ benefits under the Visa Deferred Compensation Plan will be paid immediately in a lump sum.

Visa 401k Plan and Visa Excess 401k Plan

The Visa 401k Plan is a tax-qualified 401(k) retirement savings plan pursuant to which all of our U.S.-based employees, including our named executive officers, are able to contribute up to 50%, or 13% for highly compensated employees, of their salary up to the limit prescribed by the Internal Revenue Code to the Visa 401k Plan on a pre-tax basis. Employees also have the option of contributing on an after-tax basis from 1% up to 50%, or 13% for highly compensated employees, of salary or a combination of pre-tax and after tax contributions that do not exceed 50%, or 13% for highly compensated employees, of salary. All contributions are subject to the Internal Revenue Code limits. If an employee reaches the statutory pre-tax contribution limit during the calendar year, an employee may continue to make contributions to the Visa 401k Plan on an after-tax basis, subject to any applicable statutory limits.

During fiscal year 2016, we contributed a matching amount equal to 200% of the first 3% of pay that was contributed by employees to the Visa 401k Plan. All employee and matching contributions to the Visa 401k Plan are fully vested upon contribution.

Prior to February 1, 2014, we also provided for a contribution in an excess 401k plan. Because the Internal Revenue Code limits the maximum amount a company and an employee can contribute to an employee’s 401(k) plan account each year, we continued to provide the matching contribution, after the applicable Internal Revenue Code limits are reached, to the Visa Excess 401k Plan, which is a non-qualified noncontributory retirement savings plan. Employees are eligible to participate in the Visa Excess 401k Plan if their salaries are greater than the Internal Revenue Code pay cap or if the total of their contributions and our matching contributions to the Visa 401k Plan exceed the Internal Revenue Code benefit limit. The features of the Visa Excess 401k Plan are generally the same as under the Visa 401k Plan, except that benefits cannot be rolled over to an IRA or another employer’s qualified plan. Effective February 1, 2014, we discontinued any future contributions to the Visa Excess 401k Plan.

The following table provides information about each of our named executive officer’s contributions, earnings, distributions, and balances under the Visa Deferred Compensation Plan and the Visa Excess 401k Plan in fiscal year 2016.

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Charles W. Scharf	Excess 401k Plan	—	—	5,229	—	52,940
	Deferred Compensation Plan	—	—	—	—	—
Vasant M. Prabhu	Excess 401k Plan	—	—	—	—	—
	Deferred Compensation Plan	—	—	—	—	—
Ryan McInerney	Excess 401k Plan	—	—	1,313	—	13,292
	Deferred Compensation Plan	—	—	—	—	—
Rajat Taneja	Excess 401k Plan	—	—	—	—	—
	Deferred Compensation Plan	—	—	—	—	—
Ellen Richey	Excess 401k Plan	—	—	16,722	—	169,303
	Deferred Compensation Plan	—	—	—	—	—

The following table shows the funds available under the Visa Deferred Compensation Plan and the Excess 401k Plan and their annual rate of return for fiscal year 2016, as reported by the administrator of the plans.

Name of Fund	Rate of Return (%)
Alger Capital Appreciation Institutional Fund-Institutional Class(1)	10.90%
Dodge & Cox Income (2)	7.09%
Dodge & Cox International Stock	5.62%
Fidelity Balanced Fund – Class K	10.96%
Fidelity Low-Priced Stock Fund – Class K	7.12%
PIMCO Total Return Fund-Instl Class(1)	5.69%
Fidelity 500 Index Fund – Institutional Premium Class	15.43%
T. Rowe Price Equity Income(2)(3)	17.45%
Vanguard Extended Market Index Fund – Institutional Plus Shares	13.48%
Vanguard Federal Money Market Fund(4)	0.25%
Vanguard Morgan Growth Fund Class – Admiral Shares(2)	10.60%
Vanguard Total Bond Market Index Fund – Admiral Shares	5.31%
Vanguard Total Stock Market Index Fund – Admiral Shares	14.98%
Vanguard Prime Money Market Fund – Admiral Shares(5)	0.42%
Vanguard Total International Stock Index Fund – Institutional Plus Shares	9.71%
Vanguard Value Index Fund – Institutional Shares(2)(6)	16.28%

(1)	This fund is not available under the Visa Excess 401k Plan.

(2)	This fund is not available under the Visa Deferred Compensation Plan.

(3)	This fund was available until November 3, 2015.

(4)	This fund became available on July 29, 2016.

(5)	This fund was available until July 29, 2016.

(6)	This fund became available on November 3, 2015.

Employment Arrangements and Potential Payments upon Termination or Change of Control

The following discussion relates only to the offer letters with our named executive officers that were still in effect during fiscal year 2016. We do not have employment agreements with our named executive officers.

Offer Letters with Charles W. Scharf, Vasant M. Prabhu, Ryan McInerney and Rajat Taneja

We executed offer letters with each of Mr. Scharf, Mr. Prabhu, Mr. McInerney and Mr. Taneja in connection with their employment by Visa. Each of these offer letters was the result of negotiations with the Company, during which the Compensation Committee consulted with FW Cook, its independent compensation consultant, and legal counsel with expertise in executive compensation matters. In connection with the negotiation of the offer letters the Compensation Committee also reviewed relevant market data, the compensation levels of our other executive officers, and the terms of each executive’s compensation arrangements with his previous employer, including the value each would forfeit with such employer by agreeing to join Visa.

Charles W. Scharf

On October 23, 2012, we executed an offer letter with Charles W. Scharf under which he became our Chief Executive Officer on November 1, 2012. In connection with his appointment and under the terms of his offer letter, Mr. Scharf received a one-time make-whole equity award consisting of restricted stock and stock options that were structured in value, form and timing to replicate compensation that he forfeited by leaving his former employer to join Visa. A portion of Mr. Scharf’s make-whole equity award vested immediately on the date of grant. The unvested remainder of the make-whole award vested in three substantially equal annual installments beginning on the first anniversary of the date of grant, assuming Mr. Scharf’s continued employment by the Company through each such date.

In November 2012, we also entered into an aircraft time-sharing agreement with Mr. Scharf, which governed Mr. Scharf’s personal use of the Company’s aircraft during his employment and required his reimbursement to the Company for the incremental operating costs of any such use. Please see the section entitled “Compensation Discussion and Analysis – Perquisites and Other Personal Benefits” for additional information regarding this agreement.

Vasant M. Prabhu

On January 27, 2015, we executed an offer letter with Vasant M. Prabhu under which he became our Executive Vice President and Chief Financial Officer on February 9, 2015. As negotiated as part of the offer letter, in order to compensate him for forfeited incentives from his prior employer, Mr. Prabhu was entitled to receive a one-time cash sign-on bonus of $2,500,000. Also to compensate him for other forfeited payments from his prior employer, Mr. Prabhu is entitled to receive $7,500,000 in January 2017, which will be reduced if he voluntary terminates employment with us other than for good reason within the first year of his start date of employment. The reduced payment will equal his full months of completed employment within that one-year divided by 12, multiplied by $7,500,000. Mr. Prabhu also received a one-time make-whole equity award structured in value and vesting to replicate compensation that he forfeited by leaving his former employer to join Visa. The make-whole award is comprised of restricted stock with a grant date value of approximately $7,500,000, which converted into 113,012 shares. The shares subject to the make-whole award vest in three substantially equal annual installments beginning on the first anniversary of the date of grant. Because the grant of the make-whole equity award and the sign-on bonus are one-time events, they are not considered to be a part of Mr. Prabhu’s ongoing target annual compensation.

Ryan McInerney

On May 20, 2013, we executed an offer letter with Ryan McInerney under which he became our President on June 3, 2013. In connection with his appointment and under the terms of his offer letter, Mr. McInerney received a one-time make-whole equity award consisting of restricted stock and stock options that were structured in value, form and timing to replicate compensation that he forfeited by leaving his former employer to join Visa. The shares subject to the make-whole award vested in three substantially equal installments on each of the three anniversaries of the date of grant. Mr. McInerney also received a one-time sign-on bonus that was payable 50% in cash shortly after his commencement of employment with the Company, and 50% in restricted stock that vests in full on the third anniversary of the date of grant, assuming Mr. McInerney’s continued employment by the Company through such date.

Rajat Taneja

On November 6, 2013, we executed an offer letter with Rajat Taneja under which he became our Executive Vice President, Technology on November 25, 2013.

As negotiated as part of the offer letter, Mr. Taneja received a one-time make-whole equity award structured in value and vesting to replicate compensation that he forfeited by leaving his former employer to join Visa. The make-whole award was comprised of restricted stock with a grant date value of approximately $8,250,000, which converted into 153,816 shares, and stock options with a grant date value of approximately $2,750,000, which converted into options to purchase 227,224 shares. The shares subject to the make-whole award vest in three substantially equal annual installments beginning on the first anniversary of the date of grant. Because the grant of the make-whole equity award and the sign-on bonus are one-time events, they are not considered to be a part of Mr. Taneja’s ongoing target annual compensation.

Pursuant to the terms of their offer letters, each of Mr. Scharf, Mr. Prabhu, Mr. McInerney and Mr. Taneja are also eligible to participate in the Visa Inc. Executive Severance Plan, the terms of which are discussed below.

Executive Severance Plan

We believe that it is appropriate to provide severance pay to an executive officer whose employment is involuntarily terminated by us without “cause,” and, in some cases, voluntarily terminated by the executive for “good reason” (each as defined in the Executive Severance Plan), to provide transition income replacement that will allow the executive to focus on our business priorities. Our Executive Severance Plan provides for severance pay to our executive officers under certain circumstances. We believe the level of severance provided by this Plan is consistent with the practices of our compensation peer group and is necessary to attract and retain key employees.

Our named executive officers are participants in the Executive Severance Plan, which provides for lump sum severance of two times base salary plus target annual incentive awards, and a prorated bonus for any partial performance period under the annual incentive plan. The Executive Severance Plan does not provide for any gross-ups for excise taxes imposed as a result of severance or other payments deemed made in connection with a change of control.

Equity Incentive Awards

Pursuant to the terms of certain award agreements under the Visa Inc. 2007 Equity Incentive Compensation Plan, if the employment of a named executive officer is involuntarily terminated by us without “cause” at any time or voluntarily terminated by the named executive officer for “good reason” within two years following a change of control (as such terms are defined in the plan or applicable award agreement), then the unvested portion of any equity incentive award will become fully vested (and at target levels, with respect to performance shares). There are generally no “single-trigger” payments available to named executive officers upon a change of control.

Quantification of Termination Payments and Benefits

The following tables reflect the amount of compensation that would be paid to each of our named executive officers in the event of a termination of the executive officer’s employment under various scenarios. The amounts shown assume that such termination was effective as of September 30, 2016 and include estimates of the amounts that would be paid to each executive officer upon such executive officer’s termination. The tables only include additional benefits that result from the termination and do not include any amounts or benefits earned, vested, accrued or owing under any plan for any other reason. Please see the Grants of Plan-Based Awards in Fiscal Year 2016 Table, the Pension Benefits Table for Fiscal Year 2016 and the section entitled Non-qualified Deferred Compensation for Fiscal Year 2016 for additional information. Payments that would be made over a period of time have been estimated as the lump sum present value using 120% of the applicable federal rate. The actual amounts to be paid can only be determined at the time of such executive officer’s separation from Visa.

Termination Payments and Benefits for Charles W. Scharf

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination or Voluntary Good Reason Termination ($)	Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)		Disability ($)		Death ($)
Health and Welfare Benefits	56,530	56,530		55,853		14,063
Cash Severance	8,750,000	8,750,000		–		–
Pro-rata incentive for fiscal year 2016	3,000,000	3,125,000		3,125,000		3,125,000
Unvested Restricted Stock/ Restricted Stock Units	–	5,781,888		5,781,888		5,781,888
Unvested Options	–	4,543,902		4,543,902		4,543,902
Unvested Performance Shares	–	16,865,838	(1)	10,930,091	(2)	10,930,091	(2)

Total(3)	11,806,530	39,123,158		24,436,734		24,394,944

(1)

Includes the target number of shares for grants that have not completed their performance period. In the event of an Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control, the target number of shares will vest.

(2)

Includes the target number of shares, prorated for the portion of the performance period completed. In the event of a termination due to death or disability, the actual amount earned for these grants will be determined following the completion of the performance period and a prorated number of the final shares earned will vest.

(3)	Mr. Scharf resigned from his employment with the Company effective as of December 1, 2016 without receiving the benefits set forth in the table above.

Termination Payments and Benefits for Vasant M. Prabhu

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination or Voluntary Good Reason Termination ($)	Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)		Disability ($)		Death ($)
Health and Welfare Benefits	55,692	55,692		55,018		13,853
Cash Severance	4,250,000	4,250,000		–		–
Pro-rata incentive for fiscal year 2016	1,224,000	1,275,000		1,275,000		1,275,000
Unvested Restricted Stock/ Restricted Stock Units	6,230,949	7,295,050		7,295,050		7,295,050
Unvested Options	–	174,275		174,275		174,275
Unvested Performance Shares	–	2,128,119	(1)	710,668	(2)	710,668	(2)

Total	11,760,641	15,178,136		9,510,011		9,468,846

(1)

Includes the target number of shares for grants that have not completed their performance period. In the event of an Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control, the target number of shares will vest.

(2)

Includes the target number of shares, prorated for the portion of the performance period completed. In the event of a termination due to death or disability, the actual amount earned for these grants will be determined following the completion of the performance period and a prorated number of the final shares earned will vest.

Termination Payments and Benefits for Ryan McInerney

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination or Voluntary Good Reason Termination ($)	Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)		Disability ($)		Death ($)
Health and Welfare Benefits	56,530	56,530		55,853		14,063
Cash Severance	3,750,000	3,750,000		–		–
Pro-rata incentive for fiscal year 2016	1,080,000	1,125,000		1,125,000		1,125,000
Unvested Restricted Stock/ Restricted Stock Units	–	2,561,219		2,561,219		2,561,219
Unvested Options	–	1,696,545		1,696,545		1,696,545
Unvested Performance Shares	–	6,814,067	(1)	3,966,109	(2)	3,966,109	(2)

Total	4,886,530	16,003,361		9,404,726		9,362,936

(1)

Includes the target number of shares for grants that have not completed their performance period. In the event of an Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control, the target number of shares will vest.

(2)

Includes the target number of shares, prorated for the portion of the performance period completed. In the event of a termination due to death or disability, the actual amount earned for these grants will be determined following the completion of the performance period and a prorated number of the final shares earned will vest.

Termination Payments and Benefits for Rajat Taneja

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination or Voluntary Good Reason Termination ($)	Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)		Disability ($)		Death ($)
Health and Welfare Benefits	30,166	30,166		29,764		7,492
Cash Severance	3,375,000	3,375,000		–		–
Pro-rata incentive for fiscal year 2016	900,000	937,500		937,500		937,500
Unvested Restricted Stock/ Restricted Stock Units	4,240,194	6,657,764		6,657,764		6,657,764
Unvested Options	2,201,499	3,454,802		3,454,802		3,454,802
Unvested Performance Shares	–	5,604,579	(1)	2,640,561	(2)	2,640,561	(2)

Total	10,746,859	20,059,811		13,720,391		13,698,119

(1)

Includes the target number of shares for grants that have not completed their performance period. In the event of an Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control, the target number of shares will vest.

(2)

Includes the target number of shares, prorated for the portion of the performance period completed. In the event of a termination due to death or disability, the actual amount earned for these grants will be determined following the completion of the performance period and a prorated number of the final shares earned will vest.

Termination Payments and Benefits for Ellen Richey

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination or Voluntary Good Reason Termination ($)		Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)		Retirement(3) ($)		Disability ($)		Death ($)
Health and Welfare Benefits	17,270		17,270		–		17,669		4,084
Cash Severance	2,700,000		2,700,000		–		–		–
Pro-rata incentive for fiscal year 2016	720,000		750,000		720,000		750,000		750,000
Unvested Restricted Stock/ Restricted Stock Units	1,193,278		1,193,278		1,193,278		1,193,278		1,193,278
Unvested Options	971,842		971,842		971,842		971,842		971,842
Unvested Performance Shares	3,584,383	(1)	3,584,383	(2)	3,584,383	(1)	3,584,383	(1)	3,584,383	(1)

Total	9,186,773		9,216,773		6,469,503		6,517,172		6,503,587

(1)

Includes the target number of shares for grants that have not completed their performance period. The actual amount due for these grants will be determined following the completion of the performance period.

(2)

Includes the target number of shares for grants that have not completed their performance period. In the event of an Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control, the target number of shares will vest.

(3)

Ms. Richey meets the conditions for “retirement” contained in certain of her equity award agreements and as a result, the unvested portions of these grants would fully vest or continue to vest upon her termination of employment. Under the terms of our annual incentive plan, Ms. Richey could be eligible for a prorated annual incentive payment upon retirement dependent on corporate performance and subject to the approval of the Compensation Committee.

PROPOSAL 2 – APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

We are asking our Class A common stockholders to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement, including the section entitled Compensation Discussion and Analysis, the compensation tables and the related narrative discussion. This proposal, commonly known as a “Say-on-Pay” proposal, gives our Class A common stockholders the opportunity to express their views on our named executive officers’ compensation.

As described in detail under the heading Compensation Discussion and Analysis above, our executive compensation programs are designed to attract, motivate and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term, and strategic goals, corporate goals and the realization of increased stockholder value. Please read the Compensation Discussion and Analysis section of this proxy statement for additional details about our executive compensation programs, including information about the fiscal year 2016 compensation of our named executive officers.

The Say-on-Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and the Compensation Committee value the views of our Class A common stockholders, and will carefully review and consider the voting results for this proposal when evaluating our executive compensation programs.

The Board has adopted a policy providing for an annual Say-on-Pay vote. Unless the Board modifies this policy, the next Say-on-Pay vote will be held at our 2017 annual meeting of stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3 – ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act also provide stockholders the opportunity to indicate how frequently the Company should hold future advisory votes on the compensation of our named executive officers. Stockholders may indicate whether they would prefer to have future advisory votes on executive compensation every year, every two years, every three years or abstain from voting on this proposal.

After careful consideration, the Board recommends that future advisory votes on compensation of our named executive officers be held annually. Our Board believes that holding a vote every year is the most appropriate option because (i) it would enable our stockholders to provide us with input regarding the compensation of our named executive officers on a timely basis; and (ii) it is consistent with our practice of engaging with our stockholders, and obtaining their input, on our corporate governance matters and our executive compensation philosophy, policies and practices.

Stockholders are not voting to approve or disapprove the Board’s recommendation. Instead, stockholders may indicate their preference regarding the frequency of future advisory votes on the compensation of our named executive officers by selecting one year, two years or three years. For the reasons discussed above, we are asking our stockholders to vote for an advisory vote on the compensation for our named executive officers every one year.

The frequency with which future advisory votes on compensation of our named executive officers are held is advisory, and therefore not binding. Although the vote is non-binding, the Compensation Committee and the Board value your opinion and will consider the outcome of the vote in establishing the frequency with which the advisory vote on compensation of our named executive officers will be held in the future.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE TO HOLD FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY “ONE YEAR”.

PROPOSAL 4 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP

The Audit and Risk Committee has appointed KPMG LLP as our independent registered public accounting firm to audit the financial statements of Visa Inc. and its subsidiaries for the fiscal year ending September 30, 2017. KPMG has been our independent auditor since our initial public offering in 2008, and KPMG audited our financial statements for fiscal year 2016. The Audit and Risk Committee periodically considers whether there should be a rotation of independent registered public accounting firms because the Audit and Risk Committee believes it is important for the registered public accounting firm to maintain independence and objectivity. In determining whether to reappoint KPMG, the Audit and Risk Committee considered several factors including:

•	the length of time KPMG has been engaged;

•	KPMG’s independence and objectivity;

•	KPMG’s capability and expertise in handling the complexity of Visa’s global operations in our industry;

•	historical and recent performance, including the extent and quality of KPMG’s communications with the Audit and Risk Committee, and feedback from management regarding KPMG’s overall performance;

•	recent PCAOB inspection reports on the firm; and

•	the appropriateness of KPMG’s fees, both on an absolute basis and as compared with its peers.

The Audit and Risk Committee believes that the continued retention of KPMG as our independent registered public accounting firm is in the best interest of the Company and our stockholders, and we are asking our stockholders to ratify the selection of KPMG as our independent registered public accounting firm for fiscal year 2017. Although ratification is not required, the Board is submitting a proposal to ratify KPMG’s appointment to our stockholders because we value our stockholders’ views and as a matter of good corporate practice. In the event that our stockholders fail to ratify KPMG as the Company’s independent registered public accounting firm, it will be considered a recommendation to the Audit and Risk Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit and Risk Committee may in its discretion select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and our stockholders.

A representative of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2017.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to the Company by KPMG for fiscal years 2016 and 2015 (in thousands):

Services Provided	Fiscal Year 2016	Fiscal Year 2015
Audit fees(1)	$8,810	$6,690
Audit-related fees(2)	1,839	1,865
Tax fees(3)	218	52
All other fees(4)	6	70
Total	$10,873	$8,677

(1)

Represents aggregate fees billed for professional services rendered in connection with annual financial statement audits, audits of our internal control over financial reporting, preparation of comfort letters and consents related to SEC registration statements, quarterly review of financial statements and for services related to local statutory audits.

(2)

Represents aggregate fees billed for assurance and related audit services (but not included in the audit fees set forth above). The assurance and related audit services include employee benefit plan audits, review of internal controls for selected information systems and business units (Statement on Standards for Attestation Engagement No. 16 audits), services related to web trust certifications and consultations on financial accounting and reporting standards.

(3)	Represents aggregate fees billed for tax services in connection with the preparation of tax returns, other tax compliance services, and tax planning services.

(4)	Represents fees billed for eXtensible Business Reporting Language (XBRL) services.

Consistent with SEC and PCAOB requirements regarding auditor independence, the Audit and Risk Committee has responsibility for appointing, setting the compensation for and overseeing the work of our independent registered public accounting firm. In accordance with its charter and the Audit and Risk Committee’s Pre-Approval Policy, the Audit and Risk Committee is required to pre-approve all audit and internal control-related services and permitted non-audit services, including the terms thereof, to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit and Risk Committee prior to the completion of the audit. In addition, the Audit and Risk Committee’s charter requires the Committee to review and discuss with the independent registered public accounting firm any documentation supplied by it as to the nature and scope of any tax services to be approved, as well as the potential effects of the provision of such services on the firm’s independence. During fiscal year 2016, all services KPMG provided to the Company were pre-approved by the Audit and Risk Committee in accordance with applicable SEC regulations and the Pre-Approval Policy, and the Audit and Risk Committee reviewed and discussed the documentation KPMG supplied to it as to tax services and the potential effect of the provision thereof on KPMG’s independence.

To further help ensure the independence of our independent registered public accounting firm, we have adopted policies and procedures relating to the engagement of our independent registered public accounting firm and the hiring of employees or former employees of the independent registered public accounting firm.

VOTING AND MEETING INFORMATION

Information About Solicitation and Voting

This proxy is solicited on behalf of the Board for use at the Annual Meeting to be held at the Crown Plaza Hotel, 1221 Chess Drive, Foster City, California 94404 on Tuesday, January 31, 2017 at 8:30 a.m. Pacific Time, and any adjournment or postponement thereof. We will provide a live and re-playable webcast of the Annual Meeting, which will be available on the Events Calendar section of our investor relations website at http://investor.visa.com.

Who Can Vote

Visa’s Class A common stockholders of record at the close of business on December 2, 2016 will be entitled to vote at the Annual Meeting on the basis of one vote for each share held. On December 2, 2016, there were 1,854,961,463 shares of Class A common stock outstanding.

Stockholder of Record: Shares Registered in Your Name

If on December 2, 2016, your shares were registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote over the Internet or by telephone, or if you received paper proxy materials by mail, by filling out and returning the proxy card.

For questions regarding your stock ownership, you may contact our transfer agent, Wells Fargo Shareowner Services, by telephone at (866) 456-9417 (within the U.S.) or +1 (651) 306-4433 (outside the U.S.).

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee

If on December 2, 2016, your shares of Class A common stock were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and it has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

How to Vote

If you are a stockholder of record there are several ways for you to vote your shares:

•

By mail. If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than January 29, 2017 to be voted at the Annual Meeting.

•	By telephone or via the Internet. Instructions are shown on your Notice of Internet Availability or proxy card.

•

In person at the Annual Meeting. You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy card or vote by telephone or via the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the meeting.

If you are a beneficial owner of shares of Class A common stock, you should receive a Notice of Internet Availability of Proxy Materials or voting instructions from the broker or other nominee holding your shares. You should follow the instructions in the Notice or the voting instructions provided by your broker or nominee in order to instruct your broker or nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Shares held beneficially may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker or nominee giving you the right to vote the shares.

If the Annual Meeting is adjourned or postponed, your proxy will still be effective and will be voted at the rescheduled or adjourned Annual Meeting. You will still be able to change or revoke your proxy until the rescheduled or adjourned Annual Meeting.

Change or Revoke a Proxy or Vote

If you are a stockholder of record, you may change or revoke your vote before the completion of voting at the Annual Meeting by:

•	signing and returning a new proxy card with a later date;

•	submitting a later-dated vote by telephone or via the Internet, since only your latest telephone or Internet vote received by 11:59 p.m. Eastern Time on January 30, 2016 will be counted;

•	attending the Annual Meeting in person and voting again (your attendance at the Annual Meeting without further action will not revoke your vote); or

•	delivering a written revocation to our Corporate Secretary at Visa Inc., P.O. Box 193243, San Francisco, CA 94119, before the Annual Meeting.

If you are a beneficial owner of Class A common stock, you must follow the instructions provided by the broker or other nominee holding your shares for changing your vote.

How Proxies are Voted

If you are a Class A stockholder of record and you submit a proxy card, but you do not provide voting instructions on the card, your shares will be voted:

•	FOR the election of the nine director nominees named in this proxy statement;

•	FOR the approval, on an advisory basis, of the compensation paid to our named executive officers;

•	ANNUAL on the frequency of future advisory votes on executive compensation; and

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2017.

If you are a beneficial owner of Class A common stock and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or nominee will determine if it has the discretionary authority to vote on your behalf. Under the NYSE’s rules, brokers and nominees have the discretion to vote on routine matters such as proposal 4, but do not have discretion to vote on non-routine matters such as proposals 1-3. Therefore, if you do not provide voting instructions to your broker or nominee, your broker or nominee may only vote your shares on proposal 4 and any other routine matters properly presented for a vote at the Annual Meeting.

Brokers or other nominees who hold shares of our Class A common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares.

A quorum is required to transact business at our Annual Meeting. Stockholders of record holding at least a majority of the outstanding shares of Class A common stock represented at the Annual Meeting either in person or by proxy constitute a quorum. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters introduced at the meeting. In addition, broker non-votes will be treated as present for purposes of determining whether a quorum is present.

The vote required to approve each proposal is set forth below.

Proposal	Vote Required	Impact of Broker Non-Votes	Impact of Abstentions
1 – Election of nine directors	Majority of the Class A Shares Cast for Each Director Nominee	No Impact	No Impact
2 – Approval, on an advisory basis, of the compensation paid to our named executive officers	Majority of the Class A Shares Entitled to Vote and Present in Person or Represented by Proxy at the Annual Meeting	No Impact	Counts Against
3 – Vote on the frequency of future advisory votes on executive compensation	The frequency (every one year, two years or three years) receiving the greatest number of votes will be considered the frequency recommended by stockholders	No Impact	No Impact
4 – Ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal year 2017	Majority of the Class A Shares Entitled to Vote and Present in Person or Represented by Proxy at the Annual Meeting	Not Applicable	Counts Against

Proxy Solicitor

We will bear the expense of soliciting proxies. We have retained D. F. King & Co. to solicit proxies for a fee of $11,000 plus a reasonable amount to cover expenses. Proxies may also be solicited in person, by telephone or electronically by Visa personnel who will not receive additional compensation for such solicitation. Copies of proxy materials and the fiscal year 2016 Annual Report will be supplied to brokers and other nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such brokers or other nominees for their reasonable expenses.

Voting Results

Broadridge Financial Solutions, Inc. has been engaged as our independent agent to receive and tabulate stockholder votes. Broadridge will separately tabulate FOR, AGAINST and ABSTAIN votes, and broker non-votes. We also have retained an independent inspector of election, who will certify the election results and perform any other acts required by the General Corporation Law of the State of Delaware.

Preliminary results will be announced at the Annual Meeting. Final results will be published in a current report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting.

Viewing the List of Stockholders

Stockholders at the close of business on the Record Date may examine a list of all stockholders as of the Record Date for any purpose germane to the Annual Meeting for ten days preceding the Annual Meeting, at our offices in Foster City, California or at the Annual Meeting. If you would like to view the stockholder list, please call our Investor Relations Department at (650) 432-7644 to schedule an appointment.

Attending the Meeting

If you are a stockholder of record on the Record Date and plan to attend the Annual Meeting in person, you must contact our Investor Relations Department at (650) 432-7644 by January 27, 2016 to reserve a seat. Stockholders who plan on attending the Annual Meeting will be required to:

•	bring a form of government-issued photo identification, such as a driver’s license, state-issued identification card, or passport; and

•	provide proof of stock ownership as of the Record Date, such as an account or brokerage statement showing ownership as of the Record Date.

Anyone seeking admittance to the Annual Meeting who cannot prove ownership or representation as of the close of business on the Record Date, or who has not reserved a seat in advance, may not be admitted.

When you arrive, signs will direct you to the meeting room. Due to security measures, all bags will be subject to search, and all persons who attend the Annual Meeting may be subject to a metal detector or a hand wand search. We will be unable to admit anyone who does not comply with these security procedures. We will not permit the use of cameras (including cell phones with photographic or video capabilities) and other recording devices in the meeting room. If you need assistance at the meeting because of a disability, please call our Investor Relations Department at (650) 432-7644, at least two weeks in advance of the meeting. Please visit the Investor Relations page of our website at http://investor.visa.com for directions to the Crowne Plaza Hotel, 1221 Chess Drive, Foster City, CA 94404.

OTHER INFORMATION

Stockholder Nomination of Director Candidates and Other Stockholder Proposals for 2018 Annual Meeting

The submission deadline for stockholder proposals to be included in our proxy materials for the 2018 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act is August 10, 2017. All such proposals must be in writing and received by our Corporate Secretary at Visa Inc., P.O. Box 193243, San Francisco, CA 94119 by the close of business on the required deadline in order to be considered for inclusion in our proxy materials for the 2018 annual meeting of stockholders. Submission of a proposal before the deadline does not guarantee its inclusion in our proxy materials.

Under our Bylaws, director nominations and other business may be brought before an annual meeting of stockholders only by or at the direction of the Board or by a stockholder entitled to vote who has submitted a proposal in accordance with the requirements of our Bylaws as in effect from time to time. To propose a candidate to be considered for nomination at our 2018 annual meeting pursuant to our advance notice bylaw provisions or for a proposal to be timely under the Bylaws as now in effect, stockholders must deliver or mail their nomination submission or other stockholder notice of a proposal so that it is received by our Corporate Secretary no earlier than 120 days and no later than 90 days prior to the date of the annual meeting. However, if we provide stockholders less than 100 days’ notice or other prior public disclosure of the date of our 2018 annual meeting, we must receive stockholder nomination submissions no later than the close of business on the 10th day following the earlier of the day on which we mailed or otherwise publicly disclosed notice of the meeting date. To propose a candidate to be considered for nomination at our 2018 annual meeting pursuant to our proxy access bylaw provisions, stockholders must deliver or mail their nomination submission so that it is received by our Corporate Secretary not earlier than the close of business on July 11, 2017 and not later than the close of business on August 10, 2017. However, if the 2018 annual meeting is more than 30 days before or after the anniversary of the date of the 2017 annual meeting, stockholders must deliver or mail their nomination submission so that it is received by our Corporate Secretary no earlier than 150 days prior to the 2018 annual meeting date, and no later than the later of 120 days prior to the 2018 annual meeting date or the close of business on the 10th day following the day we publicly disclose the 2018 annual meeting date.

The nomination submission or notice of a proposal must include all of the information specified in our Bylaws. For a nomination submission, the required information includes identifying and stockholding information about the nominee, information about the stockholder making the nomination, and the stockholder’s ownership of and agreements related to our stock. It also must include the nominee’s consent to serve if elected. Please refer to the advance notice provisions and proxy access provisions of our Bylaws for additional information and requirements regarding stockholder nominations or other stockholder proposals. A copy of our Bylaws may be obtained by visiting the Investor Relations page of our website at http://investor.visa.com under “Corporate Governance” or by writing to our Corporate Secretary at Visa Inc., P.O. Box 193243, San Francisco, CA 94119.

Stockholders Sharing the Same Address

The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to our stockholders. Under this process, certain stockholders will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Any stockholders who object to or wish to begin householding may contact our Investor Relations Department at (650) 432-7644 or Investor Relations, Visa Inc., P.O. Box 8999, San Francisco, CA 94128-8999. We will send an individual copy of the proxy statement to any stockholder who revokes their consent to householding within 30 days of our receipt of such revocation.

Fiscal Year 2016 Annual Report and SEC Filings

Our financial statements for the fiscal year ended September 30, 2016 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. Our Annual Report and this proxy statement are posted on our website at http://investor.visa.com and are available from the SEC at its website at www.sec.gov. If you do not have access to the Internet or have not received a copy of our Annual Report, you may request a copy of it or any exhibits thereto without charge by writing to our Corporate Secretary at Visa Inc., P.O. Box 193243, San Francisco, CA 94119.

VISA INC.

P.O. BOX 8999

SAN FRANCISCO, CA 94128-8999

ATTN: VICTORIA HYDE-DUNN

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on January 30, 2017. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on January 30, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E15609-P84093	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

VISA INC.

The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1.

1.	Election of Directors
		For	Against	Abstain
Nominees:

	1a. Lloyd A. Carney	☐	☐	☐

	1b. Mary B. Cranston	☐	☐	☐

	1c. Francisco Javier Fernández-Carbajal	☐	☐	☐

	1d. Gary A. Hoffman	☐	☐	☐

	1e. Alfred F. Kelly, Jr.	☐	☐	☐

	1f. Robert W. Matschullat	☐	☐	☐

	1g. Suzanne Nora Johnson	☐	☐	☐

	1h. John A. C. Swainson	☐	☐	☐

	1i. Maynard G. Webb, Jr.	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 2.		For	Against	Abstain

2. Advisory vote to approve executive compensation.		☐	☐	☐

The Board of Directors recommends you vote ONE YEAR on the following Proposal:	1 Year	2 Years	3 Years	Abstain

3. Advisory vote on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 4.		For	Against	Abstain

4. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2017 fiscal year.		☐	☐	☐

Note: Such other business as may properly come before the meeting or any adjustment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on January 31, 2017: The Notice and Proxy Statement and our Annual Report to Stockholders can be accessed electronically at http://investor.visa.com or www.proxyvote.com.

E15610-P84093

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VISA INC. 2017 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder(s) appoint(s) Kelly Mahon Tullier and Tracey Heaton, and each of them, with full power of substitution, as attorneys and proxies for and in the name and place of the undersigned, and hereby authorize(s) each of them to represent and to vote all of the shares of Class A common stock of Visa Inc. (“Visa”) that are held of record by the undersigned as of December 2, 2016, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Visa to be held on January 31, 2017, at Crowne Plaza Hotel, 1221 Chess Drive, Foster City, California, at 8:30 a.m. (Pacific time), and at any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE MANNER DESCRIBED HEREIN. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE NINE NOMINEES IDENTIFIED HEREIN TO THE BOARD OF DIRECTORS, FOR PROPOSALS 2 AND 4 AND “ONE YEAR” FOR PROPOSAL 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side